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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
AVALONBAY COMMUNITIES, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2008

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), will be held on Wednesday, May 21, 2008, at 9:00 a.m. local time at The Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, for the following purposes:

          1.     To elect eight directors to serve until the 2009 Annual Meeting of Stockholders and until their respective successors are elected and qualify from among the following nominees: Bryce Blair, Bruce A. Choate, John J. Healy, Jr., Gilbert M. Meyer, Timothy J. Naughton, Lance R. Primis, Peter S. Rummell, and H. Jay Sarles.

          2.     To vote on ratifying the selection by the Audit Committee of the Company's Board of Directors of Ernst & Young LLP as the Company's independent auditors for 2008.

          3.     To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

        The Board of Directors has fixed the close of business on March 7, 2008 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at that time will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

        You are requested to authorize a proxy to vote your shares by filling in and signing the enclosed proxy card, which is being solicited by the Board of Directors, and by mailing it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet by following the instructions on your proxy card. Any proxy delivered by a holder of Common Stock may be revoked by a writing delivered to the Company stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Holders of record of Common Stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or authorized a proxy by telephone or over the Internet, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously delivered proxy.

By Order of the Board of Directors

Edward M. Schulman
 Secretary

Alexandria, Virginia
April 4, 2008

Proxy Statement

Table of Contents

AvalonBay Communities, Inc.

2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2008

I. SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q.
Why am I receiving these materials?

A.
This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 4, 2008. The accompanying proxy is solicited on behalf of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation (the "Company"). We are providing these proxy materials to you in connection with our 2008 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 21, 2008, at 9:00 a.m. local time at The Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, and any postponements or adjournments thereof (the "Annual Meeting"). As a Company stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement. Directions on how to attend the Annual Meeting of Stockholders in person are available on the Company's Internet website at www.avalonbay.com/events.

Q.
Who may vote at the Annual Meeting?

A.
You may vote all the shares of our common stock that you owned at the close of business on March 7, 2008, the record date. On the record date the Company had 76,964,604 shares of common stock outstanding and entitled to vote at the meeting. You may cast one vote for each share of common stock held by you on all matters.

Q.
What constitutes a quorum at the Annual Meeting?

A.
The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A "broker non-vote" refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which, on one or more but not all proposals, such broker or nominee does not have discretionary voting power to vote such share.

Q.
What proposals will be voted on at the Annual Meeting?

A.
At the Annual Meeting, stockholders will be asked to: (1) elect eight directors of the Company, (2) vote on ratifying the selection of Ernst & Young LLP as the Company's independent auditors for 2008 and (3) transact such other business as may be properly brought before the Annual Meeting.

Q.
How does the Board of Directors recommend I vote?

A.
Please see the information included in the Proxy Statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.
"FOR" each of the nominees to the Board of Directors; and

2.
"FOR" ratification of the selection of Ernst &Young LLP as the Company's independent auditors for 2008.

Q.
How do I vote?

A.
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in "street name"), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

        By Internet—If you have Internet access, you may authorize your proxy from any location in the world by following the "By Internet" instructions on the proxy card, or, if applicable, the Internet voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

        By Telephone—If you live in the United States or Canada, you may authorize your proxy by following the "By Telephone" instructions on the proxy card, or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

        By Mail—You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a new properly executed and later dated proxy, by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting without further action will not cause your previously granted proxy to be revoked. You may change your proxy instructions for shares you beneficially own by submitting new voting instructions to your broker or nominee.

        If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted FOR the election of the eight nominees for director of the Company named in this Proxy Statement and FOR the ratification of the selection of Ernst & Young as the Company's independent auditors for 2008. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

        The Company's 2008 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2007, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), including all exhibits to such form, may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com).

II. PROPOSALS

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors currently consists of ten members. Allan D. Schuster and Amy P. Williams, current members of the Board of Directors, have chosen to retire from AvalonBay Board service at the end of their current term and accordingly are not standing for reelection. The Board has nominated for reelection the eight remaining current directors. Accordingly, eight nominees will stand for election at the Annual Meeting and if elected will serve until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualify. The following individuals have been nominated by the Board of Directors to serve as directors: Bryce Blair, Bruce A. Choate, John J. Healy, Jr., Gilbert M. Meyer, Timothy J. Naughton, Lance R. Primis, Peter S. Rummell, and H. Jay Sarles (each a "Nominee", and collectively the "Nominees"). Each of the Nominees is currently a member of the Company's Board of Directors. The Board of Directors anticipates that each of the Nominees, if elected, will serve as a director. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Your proxy cannot be voted for more than eight directors.

Required Vote and Recommendation

        Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for all of the Nominees unless contrary instructions are set forth on the enclosed proxy card. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required to elect a Nominee. Accordingly, a vote withheld from a Nominee (i.e., an abstention) will have the same effect as a vote against the Nominee. Because the number of Board positions is equal to or greater than the number of nominees, if a Nominee who is currently a director fails to receive the affirmative vote of the holders of a majority of all outstanding shares of Common Stock, then the Nominee will remain a director until such director's successor is duly elected and qualifies.

The Board of Directors unanimously recommends a vote FOR all of the Nominees.

Information Regarding Nominees

        The following biographical descriptions set forth information with respect to the Nominees for election as directors, based on information furnished to the Company by each Nominee. There is no family relationship between any director, Nominee, or executive officer of the Company.

Employee Directors:

        Bryce Blair, 49, has been a director of the Company since May 2001. Mr. Blair has also served as the Company's Chairman of the Board since January 1, 2002, Chief Executive Officer since February 1, 2001 and President from September 2000 through February 23, 2005. Mr. Blair was the Chief Operating Officer of the Company from February 1999 to February 2001. Prior to February 1999, Mr. Blair had served as Senior Vice President—Development, Acquisitions and Construction since the merger of the Company and Avalon Properties, Inc. ("Avalon Properties") in June 1998 (the "Merger"), the same position he held with Avalon Properties from its formation in August 1993 through June 1998. Mr. Blair was a partner with the Northeast Group of Trammell Crow Residential ("TCR") from 1985 until 1993. Mr. Blair received his Masters degree in Business Administration from Harvard Business School. He graduated magna cum laude with an undergraduate degree in Civil Engineering from the University of New Hampshire. He is a member of the Young Presidents Organization ("YPO"), the National Association of Real Estate Investment Trusts ("NAREIT"), where he is on the Executive Committee and the Board of Governors, and the Urban Land Institute ("ULI") where he serves on the Multifamily Council and as a Trustee.

        Timothy J. Naughton, 46, has been a director of the Company since September 2005 and has been President since February 23, 2005. Previously, Mr. Naughton served as Chief Operating Officer since February 2001. Mr. Naughton has direct oversight of development, construction and investments, and plays an instrumental leadership role in other aspects of the Company's business as well. Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer since January 2000, overseeing the Company's investment strategy. Prior to becoming the Chief Investment Officer, Mr. Naughton served as the Company's Regional Vice President—Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. Mr. Naughton has been with the Company or its predecessors since 1989. Mr. Naughton is a member of The Real Estate Round Table, the Multifamily Council of the ULI and a member of the National Multi-Housing Council ("NMHC"), where he serves on the Executive Committee. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

Non-Employee Director Nominees:

        Bruce A. Choate, 60, has been a director of the Company since April 1994. In December, 2002, Mr. Choate was elected to the Board of Directors of Watson Land Company, a privately-held real estate investment trust ("REIT") in Carson, California. At that time, Mr. Choate was also appointed as its President and Chief Executive Officer. Prior to December 2002, Mr. Choate had served since 1991 as Watson Land Company's Chief Financial Officer. Prior to joining Watson Land Company, Mr. Choate was employed by Bixby Ranch Company, a privately-held real estate investment company in Seal Beach, California, as Senior Vice President and Chief Financial Officer. Previously, Mr. Choate held various management positions with national banking and mortgage banking organizations. He holds membership in the ULI, NAREIT, the Real Estate Investment Advisory Council, The Real Estate Round Table, and the National Association of Industrial and Office Property, and he serves on the Board of Directors of the Los Angeles Area Chamber of Commerce and the Los Angeles Economic Development Corporation and is a charter member of the Southern California Leadership Council. Mr. Choate has been a director of Standard Pacific Corp. since 2007.

        John J. Healy, Jr., 61, has been a director of the Company since 1996. Mr. Healy is Co-Founder and CEO of Hyde Street Holdings, Inc., an investor in real estate and real estate related entities. Previously, Mr. Healy co-founded the Hanford/Healy Companies (1988), a real estate investment, asset management and consulting company, which was purchased by GMAC Commercial Mortgage, a subsidiary of General Motors, in September 1996. Mr. Healy has also held various management positions with real estate and financial firms including: The Federal Asset Disposition Association (predecessor to the Resolution Trust Corporation), Bank of America (COO and Director of Technical Services for a real estate subsidiary) and Manufacturers Hanover Trust Company (VP). Mr. Healy sits on the boards of AMB Alliance Fund III (Independent Council) and The Rosalind Russell Research Center for Arthritis ("UCSF"). Memberships in professional associations include: ULI, American Society of Real Estate Counselors ("CRE"), American Institute of Real Estate Appraisers ("MAI"), National Association of Corporate Directors ("NACD"), and Fellow—Royal Institution of Chartered Surveyors.

        Gilbert M. Meyer, 63, has been a director of the Company since 1978. Mr. Meyer is the Company's founder and has been continuously involved with the Company as an executive officer, director and/or stockholder since 1978. Mr. Meyer served as Executive Chairman of the Company from the date of the Merger until his retirement from that position in May 2000. Prior to the completion of the Merger, Mr. Meyer served as the Company's Chairman, President and Chief Executive Officer. Mr. Meyer is

also the founder and remains President of Greenbriar Homes Communities, Inc., a private for-sale, single-family home building company in Northern California, and is a major stockholder in that company and indirectly owns significant interests in its limited liability company affiliates. He is also a member of the Policy Advisory Board of the Fisher Center for Real Estate and Urban Economics, University of California at Berkeley.

        Lance R. Primis, 61, has been a director of the Company since June 1998. Effective January 1, 2003, Mr. Primis was designated the Lead Independent Director of the Company (see "Board of Directors and its Committees—Lead Independent Director"). Since 1997, Mr. Primis has been the managing partner of Lance R. Primis & Partners, LLC, a management consulting firm with clients in the media industry. From 1969 to 1996, Mr. Primis was employed in various positions by The New York Times Company, including the positions of President and Chief Operating Officer, which he held from 1992 to 1996. In addition, Mr. Primis was the President and General Manager of The New York Times from 1988 to 1992. In addition, Mr. Primis is a member of the Board of Directors of Torstar Corporation and Plum Holdings, LLC.

        Peter S. Rummell, 62, has been a director of the Company since September 2007. Mr. Rummell has served as Chairman and CEO of The St. Joe Company, one of Florida's largest real estate operating companies and the state's largest private landowner, since January 1997. From 1985 until 1996, he served as President of Disney Development and then as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate, research and development activities. From 1983 until 1985, he was Vice Chairman of the Rockefeller Center Management Corporation in New York City. On February 19, 2008, The St. Joe Company announced that Mr. Rummell will retire from his position as CEO on May 13, 2008, but will retain his position as Chairman of the Board.

        H. Jay Sarles, 62, has been a director of the Company since September 2005. Mr. Sarles is a private investor and senior advisor to Nautic Partners, a private equity company that manages $1.5 billion in assets. Mr. Sarles retired as Vice Chairman of Bank of America in March 2005. Prior to joining Bank of America in 2004, Mr. Sarles served in a variety of executive positions with FleetBoston Financial Corporation and its predecessors, including Vice Chairman and Chief Administrative Officer from December 2002 and Vice Chairman, Wholesale Banking prior to that. Mr. Sarles is a director of Ameriprise Financial, Inc., Carlyle Capital Corporation, Limited, and Dental Service of Massachusetts, and he is a trustee of Mount Holyoke College.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

        The Board recommends that the stockholders ratify the Audit Committee's selection of Ernst & Young LLP ("Ernst & Young") as the principal independent auditors of the Company for fiscal year 2008. Ernst & Young was also the Company's principal independent auditors for fiscal year 2007. If the selection of Ernst & Young is not ratified, the Audit Committee anticipates that it will nevertheless engage Ernst & Young as auditors for fiscal year 2008, but will consider whether it should select other auditors for fiscal year 2009. If the selection of Ernst & Young is ratified by the stockholders, the Audit Committee may nevertheless determine, based on changes in fees, personnel or for other reasons, to engage a firm other than Ernst & Young for the 2008 audit.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

        Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for ratification of the selection of Ernst & Young as the Company's independent auditors for fiscal year 2008 unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast at the Annual Meeting is required to ratify the selection of Ernst & Young. Accordingly, an abstention will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young as the Company's independent auditors for fiscal year 2008.

OTHER MATTERS

        The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

        Regardless of the number of shares you own, your vote is important to the Company. Please complete, sign, date and promptly return the enclosed proxy card or authorize a proxy by telephone or over the Internet to vote your shares by following the instructions on your proxy card.

III. CORPORATE GOVERNANCE AND RELATED MATTERS

Code of Ethics and Corporate Governance Guidelines

        The Company has adopted a Code of Conduct, which constitutes a "code of ethics" as defined by the SEC, that applies to the Company's Board of Directors as well as its Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, and other employees of the Company. In addition, the Company has adopted Corporate Governance Guidelines. A copy of the Code of Conduct and the Corporate Governance Guidelines may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com). To the extent required by the rules of the SEC and the New York Stock Exchange ("NYSE"), we will disclose amendments and waivers relating to these documents in the same place on our website.

Board of Directors and its Committees

        Board of Directors.    The Board of Directors currently consists of ten directors, eight of whom are candidates for re-election. Mr. Schuster and Ms. Williams will retire at the 2008 Annual Meeting of Stockholders and no successors will be elected by stockholders at that meeting. The Board of Directors met eleven times during 2007. The Board of Directors schedules regular executive sessions at each of its meetings, in which the Company's non-employee directors meet without management participation. In addition, at least once each year the Company's independent directors meet without non-independent director participation. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which he or she was a member. The Board expects each director to attend annual meetings of stockholders at which he or she is a nominee, and all such directors were in attendance at the 2007 Annual Meeting of Stockholders.

        Audit Committee.    The Board of Directors has established an Audit Committee. The current members of this committee are Messrs. Choate (Chair) and Sarles, and Ms. Williams. The Board of Directors has determined that Mr. Choate is an "audit committee financial expert" as defined by the SEC and the NYSE. Mr. Choate's designation by the Board as an "audit committee financial expert" is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations or liability that are greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation. The Board of Directors has determined that the members of the Audit Committee, including the audit committee financial expert, are "independent" under the rules of the SEC and the NYSE. The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors, is responsible for the compensation and oversight of the work of the independent auditors, reviews the results of the audit engagement with the independent auditors, and reviews and discusses with management and the independent auditors quarterly and annual financial statements and major changes in accounting and auditing principles. The Audit Committee met eight times during 2007. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com). It is the Board's intent that, following the 2008 Annual Meeting of Stockholders, the Audit Committee will be composed of Mr. Sarles (Chair), and Messrs. Choate and Healy, and the board has determined that Mr. Sarles is an "audit committee financial expert" as described above.

        Compensation Committee.    The Board of Directors has established a Compensation Committee. The current members of this committee are Ms. Williams (Chair) and Messrs. Healy, Rummell and Sarles. The Board of Directors has determined that the members of the Compensation Committee are "independent" under the rules of the NYSE. The Compensation Committee, among other functions, reviews, designs and determines compensation structures, programs and amounts, establishes corporate and management performance goals and objectives, and administers the Company's incentive compensation plans, including the Company's Stock Incentive Plan. The Compensation Committee also reviews employment agreements and arrangements with officers. The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members as the Committee deems appropriate in order to carry out its responsibilities. In addition, our Stock Incentive Plan provides that the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties under the Plan with respect to stock and option awards, including the granting of awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with advice and counsel on executive and board compensation, as well as competitive pay practices. The Compensation Committee met six times during 2007. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com). It is the Board's intent that, following the 2008 Annual Meeting of Stockholders, the Compensation Committee will be composed of Mr. Rummell (Chair), and Messrs. Primis and Sarles.

        Nominating and Corporate Governance Committee.    The Board of Directors has established a Nominating and Corporate Governance Committee (the "Nominating Committee"). The current members of this committee are Messrs. Primis (Chair), Choate and Schuster. The Board of Directors has determined that the members of the Nominating Committee are "independent" under the rules of the NYSE. The Nominating Committee was formed to, among other functions, identify individuals qualified to become Board members, consider policies relating to Board and committee meetings, recommend the establishment or dissolution of Board committees and address other issues regarding corporate governance. The Nominating Committee met seven times during 2007. The Board of

Directors has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com). It is the Board's intent that, following the 2008 Annual Meeting of Stockholders, the Nominating Committee will be composed of Mr. Primis (Chair), and Messrs. Choate and Healy.

        In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the qualifications set forth in the Company's corporate governance guidelines, which include business and professional background; history of leadership or contributions to other organizations; functional skill set and expertise; general understanding of marketing, finance, accounting and other matters relevant to the success of a publicly-traded company in today's business environment; and service on other boards of directors. The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee may assess the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for director which may come to the Nominating Committee's attention through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any time during the year.

        In exercising its function of recommending individuals for nomination by the Board for election as directors, the Nominating Committee considers nominees recommended by stockholders. The procedure by which stockholders may submit such recommendations is set forth in the Company's Bylaws. See "Other Matters—Stockholder Proposals for Annual Meetings" for a summary of these requirements. When nominations are properly submitted, the Nominating Committee will consider candidates recommended by stockholders under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Company's Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Nominating Committee as part of its review. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

        If you would like the Nominating Committee to consider a prospective candidate, please submit the candidate's name and qualifications and other information in accordance with the requirements for director nominations by stockholders in the Company's Bylaws to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Corporate Secretary.

        Investment and Finance Committee.    The Board of Directors has established an Investment and Finance Committee. The current members of this committee are Messrs. Healy (Chair), Blair, Choate, Meyer, Naughton, Rummell and Schuster. The Investment and Finance Committee was formed to, among other things, review and monitor the acquisition, disposition, development and redevelopment of the Company's communities, and review and monitor the financial structure, capital sourcing strategy and financial plans and projections of the Company. The Investment and Finance Committee has authority, subject to certain limits and guidelines set by the Board of Directors and Maryland law, to approve investment and financing activity. The Investment and Finance Committee met eleven times during 2007. It is the Board's intent that, following the 2008 Annual Meeting of Stockholders, the Investment and Finance Committee will be composed of Mr. Choate (Chair) and Messrs. Healy, Meyer, Naughton and Rummell.

        Lead Independent Director.    To help assure sound corporate governance practices, the Board of Directors established the position of Lead Independent Director and Mr. Primis currently serves in that role. Mr. Primis' role as Lead Independent Director includes chairing meetings of the non-management and independent directors; helping to encourage and facilitate communications among the non-management directors, the Chairman and management; facilitating communications among committees of the Board of Directors; and acting as a contact person for those who wish to communicate with the non-management directors.

        Independence of the Board.    The NYSE has adopted independence standards for companies listed on the NYSE, including the Company. These standards require a majority of the Board of Directors to be independent and every member of the Audit Committee, Compensation Committee and Nominating Committee to be independent. NYSE standards provide that a director is considered independent only if the Board of Directors "affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company)." In addition, the NYSE provides that:

  •
  A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship;

  •
  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

  •
  A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not independent until three years after the end of such service or the employment relationship;

  •
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in a single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

        To determine which of its members is independent, the Board of Directors used the above standards and also considered whether a director had any other past or present relationships with the Company which created conflicts or the appearance of conflicts. Other than the current and prior employment relationships described below, no such transactions, relationships or arrangements were reported to the Board for consideration.

        Based on the absence of any such transactions, relationships or arrangements found as a result of this review, the Board determined that all current directors are independent because none of them has any past or present material relationships with the Company that creates a conflict or the appearance of a conflict, except for (i) Mr. Blair, who currently serves as the Company's Chief Executive Officer,

(ii) Mr. Naughton, who currently serves as the Company's President, and (iii) Mr. Meyer, who was the founder and former Chairman and Chief Executive Officer of the Company.

Contacting the Board

        You may contact any of our directors, including the Lead Independent Director or our non-management directors as a group, by writing to them c/o AvalonBay Communities, Inc., 2900 Eisenhower Ave., Suite 300, Alexandria, VA 22314, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for this process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        In this context, during 2007, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company and its management.

        Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2007, for filing with the SEC.

  Submitted by the Audit Committee

    Bruce A. Choate (Chair)
    H. Jay Sarles
    Amy P. Williams

Fiscal 2006 and 2007 Audit Fee Summary

        During fiscal years 2006 and 2007, the Company retained its principal independent auditors, Ernst & Young, to provide services in the following categories and approximate amounts:

	2006	2007
Audit fees	$968,000	$946,325
Audit related fees(1)	$271,225	$340,863
Tax fees(2)	$231,440	$446,454
All other fees	$0	$0

(1)
Audit related fees include fees for services traditionally performed by the auditor such as subsidiary audits, employee benefit audits, and accounting consultation.

(2)
Tax fees include preparation and review of subsidiary tax returns and taxation advice.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company's Code of Conduct, adopted by the Company's Board of Directors and evidenced in writing, provides that no employee of the Company, including an executive officer or director, may engage in activities that create a conflict of interest with the Company unless all relevant details have been disclosed and an appropriate waiver permitting the conduct has been received. An activity constitutes a conflict of interest under the Code if (i) the activity could adversely affect or compete with the Company, (ii) any interest, connection or benefit to the employee or director from the activity could reasonably be expected to cause such employee or director to consider anything other than the best interest of the Company when deliberating and voting on Company matters, or (iii) any interest, connection or benefit to the employee or director from the activity could give such employee or director or a member of his or her family an improper benefit that he or she obtains on account of his or her position within the Company. An executive officer or member of the Board of Directors may only receive a waiver from the Board or any designated committee of the Board, and any waiver granted to an executive officer or director will be disclosed to the Company's stockholders to the extent required by law. The Nominating and Corporate Governance Committee of the Board (or any other committee that is designated) is responsible for administering the Code for executive officers and directors.

IV. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis section consists of the following discussions:

    Objectives and Structure of Our Executive Compensation Programs
    Review of 2007 Compensation Decisions, including:
            Cash Bonus with Respect to 2007
            Long-Term Incentive Awards with Respect to 2007
    2008 Compensation
    Other Benefits
    Practices with regard to dates and pricing of stock and option grants
    Section 162(m)

Objectives and Structure of Our Executive Compensation Programs:.

        The primary objectives of our executive compensation programs are: (i) to attract, retain and reward experienced, highly-motivated executives who are capable of leading us effectively and contributing to our long-term growth and profitability, (ii) to motivate and direct the performance of management with clearly-defined goals and measures of achievement, and (iii) to align the interests of management with the interests of our stockholders.

        We utilize a combination of cash and equity-based compensation to provide appropriate incentives for our executives. Executive officers are eligible to receive a combination of annual base salary, annual cash bonuses, and annual restricted stock and option grants under our Stock Incentive Plan. Executive officers are also eligible for other benefits, including elective participation in a deferred compensation plan, a 401(k) retirement savings plan, an employee stock purchase plan, and certain insurance benefits and perquisites.

        In determining the base salary and the threshold, target, and maximum cash and equity bonus for each named executive officer for a given year, the Compensation Committee generally considers a number of factors on a subjective basis, including (i) the scope of the AvalonBay officer's responsibilities within AvalonBay and in relation to comparable officers at various companies within the peer group referred to below; (ii) the experience of the officer within our industry and at AvalonBay; (iii) performance of the named executive officer and his or her contribution to the Company; (iv) the Company's financial budget and general level of wage increases throughout the Company for the coming year; (v) a review of historical compensation information for the individual officer; (vi) a subjective determination of the compensation needed to motivate and retain that individual; (vii) the recommendations of the Chief Executive Officer; and (viii) data regarding compensation paid to officers with comparable titles, positions or responsibilities at REITs that are approximately similar in size to the Company(1). An officer's target compensation is not mechanically set to be a particular percentage of the peer group average, although as noted the Compensation Committee does review the officer's compensation relative to the peer group to help the Compensation Committee perform the subjective analysis described above. Peer group data is not used as the determining factor in setting compensation for the following reasons: (a) the officer's role and experience within AvalonBay may be different from the role and experience of comparable officers at the peer companies; (b) the average actual compensation for comparable officers at the peer companies may be the result of a year of over performance or under performance by the peer group (i.e., historically, AvalonBay has not had access to the target compensation set for the peer group, but only to the actual compensation paid, so setting target compensation strictly by reference to actual compensation data for peers would be inappropriate); and (c) the Committee believes that ultimately the decision as to appropriate target compensation for a particular officer should be made based on the full review described above.

(1)
In establishing 2008 base salary and bonus targets, the REITs used for reference in the Committee's review were:

    AMB Property Corporation
    Apartment Investment and Management Company
    Archstone-Smith Trust
    Boston Properties, Inc.
    Camden Property Trust
    Developers Diversified Realty Corporation
    Duke Realty Corporation
    Equity Residential
    Federal Realty Investment Trust
    Host Hotels & Resorts, Inc.
    Kimco Realty Corporation
    Liberty Property Trust
    Macerich Company
    Mack-Cali Realty Corporation
    ProLogis
    Public Storage, Inc.
    United Dominion Realty Trust, Inc.

The REITs referred to in 2006 when establishing 2007 compensation were similar, except that Federal Realty Investment Trust and Host Hotels & Resorts, Inc. were not on the list, and Crescent Real Estate Equities Company and HealthCare Property Investors, Inc. were on the list.

        The Company does not have specific, proportionate ratios to define the relative total compensation between the individual named executive officers, although the Committee from time to time does review the relationship in pay between executive officers to assure that relative compensation levels are appropriate and are designed to effectively motivate and retain executives.

        In setting the total compensation of our executive officers, the Compensation Committee considers for each executive officer the approximate proportions of the different elements of total compensation that would be earned if target compensation were achieved. While there is no set formula that is used in every case, the following represents the general guidelines that are considered for the named executive officers:

Officer	Base Salary	Cash Bonus	Long-Term Equity
Mr. Blair	25%	25%	50%
Mr. Sargeant	25%	25%	50%
Mr. Naughton	25%	25%	50%
Mr. Horey	25%	25%	50%
Mr. Schulman	45%	30%	25%

        The allocation between base salary, cash bonus and long-term equity is determined by the Compensation Committee based upon its general consideration of the executive's level within the Company's organization. At the more senior levels, less of an officer's total compensation is fixed and more is variable (i.e., in the form of bonuses of cash and long-term equity). A significant percentage of the compensation of these senior executives is composed of restricted stock and stock options for the following reasons: (i) we believe that the interests of these executives should be closely aligned with the interests of our stockholders; (ii) we want these individuals to maintain a long-term focus for the Company; and (iii) this type of pay arrangement is generally consistent with the compensation practices of our peer companies. The allocation between base salary, cash bonus and long-term equity for Mr. Schulman, the fifth named executive officer, is slightly different from that of the other named executive officers because his position within the Company, as Senior Vice President—General Counsel and Corporate Secretary, has a different focus from that of the other executive officers. In accordance with SEC rules, the five named executive officers were identified based upon title (for CEO and CFO) and total compensation (as calculated in accordance with the Summary Compensation Table) of officers who are in charge of a principal business unit, division or function.

        The Compensation Committee views the granting of stock options and restricted stock as a means of aligning management and stockholder interests, incenting and rewarding management's long-term perspective, and retaining the services of the executive. Stock options and restricted stock granted under our Stock Incentive Plan are designed to provide long-term performance incentives and rewards tied to the price of our Common Stock. After the dollar value of long-term incentives to be awarded with respect to annual performance is determined, 33.3% of that dollar value is awarded in the form of stock options (vesting as described below), using the Black Scholes value on or about December 31 of the most recent year. The remaining 66.7% of that dollar value is awarded in the form of stock awards (vesting as described below), using the value of the stock equal to the closing price on the NYSE on the date of grant. The Compensation Committee supports the use of stock options and stock awards because they have a strong retentive feature both during vesting and (in the case of options) after vesting, they provide a strong incentive to officers to maximize company performance, and they keep our compensation programs competitive with our peers. A greater percentage of the dollar value is allocated to restricted stock awards than to options because stock awards will retain their value (and thus retentive feature) even if our stock price declines; they provide a current and immediate return to officers and thus are viewed as an important part of compensation; and they provide immediate exposure to the effect of a decline in stock price, thus aligning the interests of officers with our shareholders in protecting the value of our company.

        Options granted vest over a period of three years on the anniversary of the award date. Restricted stock awards vest over four years, with 20% of each restricted stock award vesting on March 1 in the year of grant and the remaining 80% vesting in equal annual installments on March 1 of each of the following four years. Dividends are paid currently on restricted stock, and the amounts of dividends on restricted stock received by each of the named executive officers during 2007 is included in the Summary Compensation Table on page 23 of this Proxy Statement.

        At the beginning of each year, the Company's executive officers develop draft corporate goals for that year for the Annual Bonus and Long-Term Incentive Plans for review by the CEO. Following any modifications by the CEO, the goals are provided to the Compensation Committee for consideration. The Compensation Committee reviews these draft goals, adopts any revisions it may deem appropriate, and recommends the final corporate goals to the full Board of Directors for ratification and approval by a vote of the independent directors who qualify for membership on the Compensation Committee. Annual business unit goals are drafted by the head of each business unit and reviewed, modified and approved by the CEO. The individual goals are determined in a similar manner, except that the goals for the CEO are reviewed and approved by the Compensation Committee and ratified by the independent directors of the Board who qualify for membership on the Compensation Committee, acting as a group.

        Annually at the end of each year, the CEO reviews and recommends to the Compensation Committee the achievement of business unit and individual goals for the other named executive officers as well as any pay changes. With regard to pay changes, the Compensation Committee reviews the CEO's recommendations, reviews competitive market data, and consults with a third party compensation consultant to the extent it deems appropriate. Recommendations for bonus awards and compensation changes for the CEO and all executive officers are approved by the Compensation Committee and are then ratified by the independent directors of the Board who qualify for membership on the Compensation Committee. All annual awards of options and restricted stock are effective on the date (generally in February each year) of ratification, or, if later, the third business day after the release by the Company of its annual earnings and outlook press release. The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with advice and counsel on executive and board compensation, as well as competitive pay practices. In 2007, Steven Hall & Partners conducted a review and assessment of our compensation philosophy and executive compensation plans. No specific changes in the program or incentive vehicles were recommended as a result of that review. The Company uses the services of FPL Associates, another compensation consulting firm, to provide it with advice, competitive pay practices and data, and drafting and review services.

Review of Our 2007 Compensation Decisions:

        Base Salary for 2007.    The following are the base salaries established for 2007 for each of the named executive officers. Actual salary earned in 2007 was slightly less as the 2007 increases did not go into effect until February 24, 2007.

Name	Base Salary ($)
Mr. Blair	791,700
Mr. Sargeant	445,000
Mr. Naughton	525,000
Mr. Horey	365,000
Mr. Schulman	305,000

        Cash Bonus with Respect to 2007.    The following table sets forth the target, threshold and maximum cash bonus and the actual cash bonus award made in February 2008 with respect to performance in 2007 for each of the named executive officers:

	Annual Cash Bonus Targets			Actual Cash Bonus ($)
Name	Threshold ($)	Target ($)	Maximum ($)

Mr. Blair	392,922	785,844	1,571,688	803,722

Mr. Sargeant	198,519	397,038	794,075	401,107

Mr. Naughton	260,097	520,193	1,040,386	782,027	(1)

Mr. Horey	144,846	289,693	579,386	303,106

Mr. Schulman	90,346	180,692	361,385	191,317

(1)
In addition to awards based on the pre-established bonus targets, the bonus for Mr. Naughton includes an additional $250,000 cash bonus, as described below.

        Under our corporate (cash) bonus program, the Compensation Committee may award annual cash bonuses to officers based on the following three elements: (1) the achievement of specific Company performance goals, (2) the performance of the officer's business unit, and (3) the performance of the individual officer. Various weightings are applied to each category based on each officer's position and his or her ability to impact performance for the Company as a whole or a particular business unit.

        For 2007, the following categories of performance goals and relative weightings were approved:

	Weight of Each Component
Name	Corporate	Business Unit	Individual
Mr. Blair	75%	—	25%
Mr. Sargeant	75%	—	25%
Mr. Naughton	75%	—	25%
Mr. Horey	40%	50%	10%
Mr. Schulman	40%	40%	20%

        Corporate Goals and Achievement for Cash Bonus.    The corporate component of the annual bonus included three categories of performance goals, with weightings applicable to each goal set in advance based on a review of recommendations made by management. The following corporate goals were established for 2007:

  (i)
  The achievement of a targeted level of Operating Funds from Operations ("Operating FFO") per share, both on an absolute and relative basis, composed 55% of total corporate performance. Operating FFO is defined as FFO (as defined by the National Association of Real Estate Investment Trusts and explained in the Company's Annual Report to Stockholders accompanying this proxy statement) excluding gains or losses on the sale of undepreciated real estate (generally land) as well as certain other non-routine or non-recurring items. For determining relative performance, the peer group of multifamily REITs we compare to consisted of: Apartment Investment and Management Company ("AIMCO"), BRE Properties, Inc., Camden Property Trust, Inc., Equity Residential Properties Trust, Inc., Essex Property Trust, Inc., Home Properties, Inc., and United Dominion Realty Trust, Inc. (collectively, the "Bonus Peer Group"). Operating FFO on an absolute basis was set at $4.46 per share for the achievement of threshold performance, $4.66 per share for the achievement of target performance, and $4.86 per share for the achievement of maximum performance. (These metrics reflect an adjustment during the year to reflect a revised application of Statement of Financial Accounting Standards No. 13 regarding the treatment of ground leases as described below.) Actual 2007 Operating FFO on an absolute basis was determined to be $4.61 per share. For Operating FFO growth relative to the Bonus Peer Group, a 6th place ranking was threshold performance, 3rd place ranking was target performance and maximum performance was 1st place. For 2007, the Compensation Committee determined that the Company achieved a 5th place ranking against this peer group.

  (ii)
  The operating performance of development activities, as compared to the original budgeted performance, made up 10% of the total corporate performance. Meeting budgeted net operating income ("NOI") for this component was determined to be target performance, 7.5% below budgeted NOI was threshold performance, and exceeding budgeted NOI by 7.5% or more was maximum performance for this component. In 2007, the Compensation Committee determined that the Company's development activities were below budgeted NOI by 1.3%, so performance was slightly below target. Budgeted NOI for this category, based upon 18 communities, was approximately $20.2 million, while actual NOI was approximately $19.9 million.

  (iii)
  The operating performance of redevelopment activities, as compared to the original budgeted performance, made up 5% of the total corporate performance. Meeting budgeted net operating income ("NOI") for this component was determined to be target performance, 3.0% below budgeted NOI was threshold performance, and exceeding budgeted NOI by 3.0% or more was maximum performance for this component. In 2007, the Compensation Committee determined that the Company's redevelopment activities were below budgeted NOI by .80%, so performance was again slightly below target. Budgeted NOI for this category, based upon 11 redevelopment communities, was approximately $44.9 million, while actual NOI was approximately $44.5 million.

  (iv)
  The effectiveness of management (defined as the execution of business plans, flexibility in decision making, portfolio management, and focus on the correct organizational priorities) and progress on various corporate initiatives made up 30% of the total corporate performance metrics for 2007. For 2007, the Compensation Committee determined that achievement on this category was at 75% of maximum.

        Overall, achievement of the corporate component of performance for 2007 for cash bonuses was determined to be 50.4% of maximum.

        Business Unit Goals and Achievement for Cash Bonus.    As noted above, of the five named executive officers, Mr. Horey and Mr. Schulman received cash bonuses based in part upon the achievement of their respective business units.

        In Mr. Horey's case, the Business Unit component was based on the achievements of the Property Operations group, as Mr. Horey is the senior executive officer with direct oversight for that group. Six metrics were established for the Property Operations group: (i) Same Store Sales relative to budget, with target performance set at meeting the pre-established budget of approximately $526 million, (ii) Same Store Sales growth relative to a peer group consisting of AIMCO, BRE Properties, Inc, Camden Property Trust, Inc., Equity Residential Property Trust, Inc., Post Properties, Inc. and United Dominion Realty Trust, Inc., (iii) controllable NOI for other stabilized and Fund communities versus budget, with target performance set at meeting the pre-established budget of approximately $39 million, (iv) lease-up and redevelopment controllable NOI versus budget, with meeting budget of approximately $76 million set as target performance, (v) controllable expenses for Same Store Sales versus budget, with meeting budget of approximately $128 million set as target performance, and (vi) customer service, with target defined as an absolute score of 4.1 on a 1 to 5 scale on a customer service survey conducted by Kingsley Associates. For 2007, the overall achievement for the Property Operations group was determined to be 53% of maximum.

        For Mr. Schulman, the Business Unit component was based on the achievements of the Legal group, reflecting his responsibilities as senior officer with direct responsibility for that group's activities. The Legal group's Business Unit goals for 2007 included development and implementation of various knowledge management systems; several initiatives related to the property operations group and the construction, development and investment groups; and a review of risk and compliance matters. For 2007, the overall achievement for the Legal group was determined to be 55% of maximum.

        Individual Goals.    Individual goals for the officers include the executive's leadership and managerial performance and are evaluated on a subjective basis annually. Individual performance for Mr. Blair is determined by the Compensation Committee. The Committee also determines individual performance for the other named executive officers after receiving recommendations from Mr. Blair.

        Specific individual goals for Mr. Blair in 2007 included (i) ensuring that the Company is adequately staffed and trained to handle its current and anticipated volume of business; (ii) active management of career development of high potential individuals within the organization; (iii) advancement of senior level succession planning to the next level; (iv) providing strategic management of the Company's Investment Management Fund; (v) preparing for continued growth by the Company; (vi) providing vision and strategic leadership to the Company; and (vii) effective board leadership.

        Individual goals for Mr. Sargeant in 2007 included (i) ensuring that the functional groups over which he has oversight are adequately staffed and trained; (ii) continuing focus on the quality and timeliness of financial reporting; (iii) providing leadership to the Company's Information Technology group; and (iv) supporting the work of the Company's internal audit group.

        Mr. Naughton's individual goals for 2007 included (i) oversight of investment activity, including acquisitions, dispositions, and new development starts; (ii) goals relating to the organization, staffing and training of the construction and development groups, (iii) providing strategic oversight with respect to potential new development opportunities for the Company; (iv) increasing West Coast development activities; and (v) participating and taking on greater leadership roles within industry organizations.

        Mr. Horey's individual goals in 2007 included (i) issues related to management, staffing and training of the Company's Property Operations group; (ii) goals relating to increased efficiencies in onsite and centralized operations activities; (iii) focus on customer service and resident communication; and (iv) sustaining increases in revenue and an emphasis on expense containment.

        Mr. Schulman's individual goals in 2007 included focusing on the success and productivity of Legal group associates, including new positions and expanded and redefined positions.

        The actual cash bonus paid in 2008 with respect to performance in 2007 for each of the named executive officers as included in the table above, and in the Summary Compensation Table on page 23 of this Proxy Statement, under the column "Non-Equity Incentive Plan Compensation" were determined in accordance with the original methodology and goals described above with one modification. In its review and recommendation, the Compensation Committee adjusted the FFO measurement used in evaluating the achievement of goals so that bonuses were not impacted by a change by the Company during 2007 in its application of ground lease accounting. The Committee determined that it would not be consistent with the intent and design of the bonus program to measure achievement of these goals without adjusting for the change in ground lease accounting. In addition, after review and discussion, including a review of Mr. Naughton's performance, his role in the Company, and market-based information regarding the compensation of the second most senior position at comparable REITs, Mr. Naughton received a supplementary cash bonus award in respect of 2007 performance of $250,000. This additional bonus is included in the table above and reflected in the Summary Compensation Table under the column "Bonus."

        Long-Term Incentive Awards with Respect to 2007.    The following table sets forth the long-term incentive award potential for 2007 performance and the actual long-term incentive awards made in February 2008 with respect to performance in 2007 for each of the named executive officers.

	Long-Term Incentive Targets			Actual Long-Term Incentive Award ($)(1)
Name	Threshold ($)	Target ($)	Maximum ($)

Mr. Blair	1,518,409	2,277,500	3,036,591	2,669,230

Mr. Sargeant	613,364	920,000	1,226,636	1,078,240

Mr. Naughton	766,705	1,150,000	1,533,295	1,640,800	(2)

Mr. Horey	362,018	543,000	723,982	609,458

Mr. Schulman	156,008	234,000	311,992	267,758

(1)
This dollar value is awarded in the form of stock options and restricted shares. In determining the number of options to award, one third of the dollar value in this column was divided by $10.70, the Black-Scholes value of options as of December 31, 2007 as determined by the Company's third-party compensation consultant, FPL Associates, and verified by the Company. In determining the number of restricted shares to award, the remaining two-thirds of the long-term incentive award dollar value in this column was divided by $89.06, the closing price of our common stock on the NYSE on the date of the award. The options granted as part of the long-term incentive award were granted on February 11, 2008, with an exercise price of $89.06 per share and vest over a three-year term subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). The shares of restricted stock granted as part of the long-term incentive award were granted on February 11, 2008. 20% of such grants vest on March 1 of the year of grant and the remaining 80% of the shares vest in four equal annual installments on the anniversaries of that date, subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of the Company's common stock.

(2)
In addition to long-term incentive awards based on the pre-established long-term incentive award targets, the actual long-term incentive award for Mr. Naughton includes an additional $292,973 dollar value of long-term incentive award, as described below.

        Under our long-term incentive awards program, the Compensation Committee may award long-term incentive compensation to officers based on the achievement of specific Company performance goals and the performance of the officer's business unit. For 2007, the weightings applied to the two categories of goals for each of the named executive officers were as follows:

	Weight of Each Component
Name
	Corporate	Business Unit
Mr. Blair	100%	—
Mr. Sargeant	100%	—
Mr. Naughton	100%	—
Mr. Horey	67%	33%
Mr. Schulman	80%	20%

        Corporate Goals and Achievement for Long-Term Incentive Awards.    The corporate component of the long-term incentive included three categories of performance goals, with weightings applicable to each goal set in advance based on a review of recommendations made by management. The following corporate goals were established for 2007:

  (i)
  The achievement of Total Stockholder Return as measured on both an absolute basis (based on a three-year average) and a relative basis (as compared to the Bonus Peer Group on a one-year basis) comprised 50% of total corporate performance. Threshold Total Stockholder Return on an absolute basis was set at 6%, Target was set at 9%, and Maximum was 12%. For 2007, total stockholder return (three-year average) was 16.0%. For total stockholder return relative to the Bonus Peer Group (one-year basis), a 6th place ranking was threshold performance, a 3rd place ranking was target, and maximum performance was 1st place. In 2007, the Company achieved a 4th place ranking against this peer group.

  (ii)
  The multiple of the price of our common stock compared to our FFO per share (as measured against the Bonus Peer Group) represented 20% of the total corporate performance. Threshold for this factor was set at 6th place, target was a 3rd place ranking, and 1st place was maximum performance. In 2007, the Company's ranking for this criterion was 1st.

  (iii)
  The effectiveness of management and progress on various corporate initiatives made up 30% of the total corporate performance. Effectiveness of management and the progress of management on previously identified corporate initiatives was determined by the Compensation Committee and approved and ratified by the Compensation Committee and the independent directors of the full Board who would qualify for service on the Compensation Committee. For 2007, the Compensation Committee determined that achievement on this category was at 87.5% of maximum.

        For 2007, corporate achievement of the long-term incentive measures was 87.9% of maximum. In future years, the Company's receipt of a "promoted" distribution from the Company's Investment Management Fund (i.e., a distribution in excess of the Company's proportionate interest in the Fund) could be a supplemental overriding measure that could allow officers to achieve, but not exceed, maximum performance. This was not a factor in 2007, nor is it likely to be a factor in 2008.

        Business Unit and Individual Goals for Long-Term Incentive Awards.    The Business Unit and Individual goals that were used for calculating cash bonuses as described above were also used for calculating long-term incentive awards. Business Unit achievement for the Property Operations group was 77% of maximum and achievement for the Legal group was 78% of maximum.

        Based on those achievement levels and the formal approval and ratification of those determinations by the Compensation Committee, the dollar value of long-term incentive awards for each named executive officer was awarded as described in the table above, which resulted in the following awards made on February 11, 2008:

Named Executive Officer	Number of Options(1)	Number of Shares of Restricted Stock(2)
Bryce Blair	82,322	20,081
Thomas J. Sargeant	33,254	8,112
Timothy J. Naughton	50,604	12,344
Leo S. Horey	18,796	4,585
Edward M. Schulman	8,258	2,014

(1)
The options set forth in this column were granted on February 11, 2008, with an exercise price of $89.06 per share and vest over a three-year term subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason).

(2)
The shares of restricted stock set forth in this column were granted on February 11, 2008. 20% of such grants vest on March 1 of the year of grant and the remaining 80% of the shares vest in four equal annual installments on the anniversaries of that date, subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of the Company's common stock.

        The long-term incentive awards with respect to performance in 2007 were determined in accordance with the original methodology and goals that had previously been established and described above with one modification. After review and discussion, including a review of Mr. Naughton's performance, his role in the Company, and market-based information regarding the compensation of the second most senior position at comparable REITs, Mr. Naughton's long-term incentive awards in respect of 2007 performance were adjusted upward, resulting in an additional, 9,036 options and 2,204 restricted shares above what his awards would otherwise have been; these awards are reflected in the table above.

2008 Compensation:

        Compensation for 2008 was established in February 2008 for each of the named executive officers following the annual review process described above. The following table shows the base salary established for 2008 for each of the named executive officers, and the target, threshold and maximum cash bonus and long-term incentive awards for each with respect to performance in 2008.

2008 Compensation

	Base Salary ($)(1)	Annual Cash Bonus Targets			Long-Term Incentive Targets
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Mr. Blair	823,368	510,955	1,021,910	2,043,820	2,000,100	3,000,000	3,999,900

Mr. Sargeant	460,000	205,702	411,404	822,808	650,033	975,000	1,299,968

Mr. Naughton	750,000	353,365	706,731	1,413,461	1,000,050	1,500,000	1,999,950

Mr. Horey	380,000	150,846	301,692	603,385	400,020	600,000	799,980

Mr. Schulman	323,567	111,999	223,997	447,995	200,010	300,000	399,990

(1)
Effective as of March 8, 2008.

        The methodology that the Compensation Committee used in setting threshold, target, and maximum compensation goals for 2008 was similar to what was done in 2007, and was consistent with the process and factors described above. Cash bonuses payable with respect to performance in 2008 will be based on the same types of goals described above in connection with cash bonuses. For long-term incentive awards to be granted in 2009 with respect to performance in 2008, the same types of goals described above in connection with long-term incentive awards will be used, except that an additional item has been added to the corporate goals. The new goal relates to the initial year stabilized yield performance for communities stabilizing during the year as compared to the pre-established target yield for such developments. Target achievement of this goal is set at meeting the pre-established target yield, with threshold performance being 0.75% below the target yield and maximum at 0.75% above the target yield.

        Other Benefits:    Pursuant to our Deferred Compensation Plan, certain employees, including the named executive officers, may defer up to 10% of base annual salary and up to 25% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available Investment Funds.

        We have an employee stock purchase plan that allows our employees the opportunity to purchase up to $25,000 of our common stock per year at a 15% discount off of the lower of the last reported sale price of our common stock on the NYSE on the beginning date or ending date of a seven month period.

        In addition, we maintain a 401(k) retirement savings plan and annually match 50% of the first six percent of base salary and bonus contributed to such plan by any employee (subject to certain tax limitations). We offer medical, dental and vision plans, a portion of the cost of which is paid by the employee. We also provide life insurance, accidental dismemberment insurance, and short-term and long-term disability insurance for each employee. Messrs. Blair, Sargeant, Naughton and Horey each have employment agreements with the Company pursuant to which certain other benefits are provided to them. The terms of each of such employment agreements are described in "Potential Payments Upon Termination or Change-in-Control" below.

        Practices with regard to dates and pricing of stock and option grants:    The Compensation Committee determines the number of shares underlying options and shares of restricted stock to award to each officer as part of annual compensation. Those members of the Board of Directors who qualify for service on the Compensation Committee review and ratify these awards at the Board's regularly scheduled February meeting. The award date for options and stock grants is the later of the regularly-scheduled February meeting of the full Board of Directors at which those qualifying directors vote to ratify these awards or the third business day after the release by the Company of its annual earnings and upcoming fiscal year outlook press release. The exercise price of each option granted is the closing price of our common stock on the award date.

        In all cases, our options are granted (i) on the dates described above, (ii) on the date of a new hire's start with the Company as approved by the Chairman/CEO in advance of the start date, (iii) on the date of approval by the Chairman/CEO for retention or recognition purposes up to a Board-authorized maximum value of $100,000 or (iv) on the date of a terminated senior executive's departure from the Company as set out in formal terms approved by the Compensation Committee in advance. Option exercise prices are determined by the NYSE closing price of our common stock on the date of grant. Additionally, all officers must receive prior authorization for any purchase or sale of our common stock, which are generally only given during approved trading windows established in advance and based upon earnings release dates.

        Section 162(m):    The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company's net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Compensation Committee Report

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  Submitted by the Compensation Committee

    Amy P. Williams (Chair)
    John J. Healy, Jr.
    Peter S. Rummell
    H. Jay Sarles

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of John J. Healy, Jr., Peter S. Rummell, H. Jay Sarles and Amy P. Williams. None of them has served as an officer of the Company or any of its subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his or her service as a director).

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2006 and December 31, 2007 (except in the case of Mr. Schulman, who was not a named executive officer in 2006). Cash bonuses paid for 2006 and 2007 under our incentive compensation program are included in column (g). A supplementary cash bonus paid for 2007 to Mr. Naughton in February 2008, as described in the Compensation Discussion and Analysis above, is included in column (d).

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Bryce Blair	2007 2006	785,844 754,279		1,600,200 1,629,684	1,532,806 1,105,653	803,722 1,066,739	(3) (4)	—	207,445 207,772	4,930,017 4,764,127

Thomas J. Sargeant CFO	2007 2006	441,153 420,464		758,820 738,385	728,516 513,795	401,107 535,177	(3) (4)	— —	107,685 107,215	2,437,281 2,315,036

Timothy J. Naughton President	2007 2006	520,193 487,637	250,000	718,834 700,760	881,917 619,705	532,027 689,641	(3) (4)	— —	123,571 122,293	2,776,542 2,620,037

Leo S. Horey Executive Vice President—Operations	2007 2006	362,116 346,188		339,184 375,867	374,134 280,842	303,106 401,329	(3) (4)	— —	60,741 63,975	1,439,280 1,468,165

Edward M. Schulman Senior Vice President—General Counsel	2007	301,154		189,641	216,325	191,317	(3)	—	26,942	925,378

(1)
The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 31, 2007, in accordance with FAS 123(R) of restricted stock awards made pursuant to the Company's Stock Incentive Plan, and thus include amounts from awards granted in and prior to 2006 and 2007, respectively. The value is based solely on the closing price of our common stock on the NYSE on the date of grant; as a result, no assumptions were used in the calculation of this value.

(2)
The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 31, 2007, in accordance with FAS 123(R) of awards of stock options made pursuant to the Company's Stock Incentive Plan, and thus include amounts from awards granted in and prior to 2006 and 2007, respectively. Assumptions used in the calculation of this amount for the 2006 number are included in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, and assumptions used in the calculation of this amount for the 2007 number are included in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

(3)
Reflects the cash awards to the named individuals determined by the Compensation Committee in February 2008 (based upon the achievement of performance metrics established in February 2007 as more fully described in the "Compensation Discussion and Analysis" above) and ratified on February 6, 2008 by the members of the full Board of Directors who would be qualified to serve on the Compensation Committee.

(4)
Reflects the cash awards to the named individuals determined by the Compensation Committee in January 2007 (based upon the achievement of performance metrics established in February 2006.

(5)
All earnings under the Company's nonqualified deferred compensation program are determined by reference to returns of actual mutual funds and the Company does not consider such earnings to be above market.

(6)
For 2007, the amounts shown in column (i) include, for each named executive officer (a) dividends paid on unvested shares of restricted stock during 2007 in the following amounts: Mr. Blair—$117,504; Mr. Sargeant—$57,300; Mr. Naughton—$65,872; Mr. Horey—$31,790; and Mr. Schulman—$17,794; (b) amounts contributed by the Company to the named executive officers' 401K accounts in the amount of $6,750 each; and (c) a car allowance paid by the Company in the following amounts: Mr. Blair—$9,000; Mr. Sargeant—$9,000; Mr. Naughton—$9,000; Mr. Horey—$6,500; and Mr. Schulman—$1,500. The amounts shown in column (i) also include (i) a general executive benefit payment for items such as country club membership, financial counseling or tax preparation in the following amounts: Mr. Blair—$10,000; Mr. Sargeant—$5,000; Mr. Naughton—$5,000; Mr. Horey—$5,000; and Mr. Schulman—$0, (ii) premiums paid by the company on disability insurance in the following amounts: Mr. Blair—$5,557; Mr. Sargeant—$3,349; Mr. Naughton—$3,628; Mr. Horey—$0, and Mr. Schulman—$0; (iii) and premiums paid by the Company in 2007 for Company-owned life insurance policies on the lives of such named executive officers for which the Company has endorsed the respective policies so that any death benefit, in excess of the cumulative premiums paid by the Company, will be paid to the beneficiaries of the deceased, which premiums were in the following amounts for each officer (such amounts representing payment of a whole-life premium which builds cash value in the Company-owned policy to support future repayment of the cumulative premiums; see "Potential Payments Upon Termination or Change-in-Control—Endorsement Split Dollar Agreements"): Mr. Blair—$58,634; Mr. Sargeant—$26,286; Mr. Naughton—$33,321; Mr. Horey—$10,701; and Mr. Schulman—$0. The amount shown for Mr. Schulman includes premiums in the amount of $898 paid by the Company for a standard term life insurance policy in the face amount of $750,000.

(7)
For 2006, the amounts shown in column (i) include, for each named executive officer (a) dividends paid on unvested shares of restricted stock during 2006 in the following amounts: Mr. Blair—$117,619; Mr. Sargeant—$55,138; Mr. Naughton—$64,725; and Mr. Horey—$35,152; (b) amounts contributed by the Company to the named executive officers' 401K accounts in the amount of $6,600 each; and (c) a car allowance paid by the Company in the following amounts: Mr. Blair—$9,000; Mr. Sargeant—$9,000; Mr. Naughton—$9,000; and Mr. Horey—$6,500. The amounts shown in column (i) for Messrs. Blair, Sargeant, Naughton and Horey also include (i) a general executive benefit payment for items such as country club membership, financial counseling or tax preparation in the following amounts: Mr. Blair—$10,000; Mr. Sargeant—$5,000; Mr. Naughton—$5,000; and Mr. Horey—$5,000, (ii) premiums paid by the company on disability insurance in the following amounts: Mr. Blair—$5,794; Mr. Sargeant—$3,489; Mr. Naughton—$3,587; and Mr. Horey—$0; (iii) and premiums paid by the Company in 2006 for Company-owned life insurance policies on the lives of such named executive officers for which the Company has endorsed the respective policies so that any death benefit, in excess of the cumulative premiums paid by the Company, will be paid to the beneficiaries of the deceased, which premiums were in the following amounts for each officer (such amounts representing payment of a whole-life premium which builds cash value in the Company-owned policy to support future repayment of the cumulative premiums; see "Potential Payments Upon Termination or Change-in-Control—Endorsement Split Dollar Agreements"): Mr. Blair—$58,759; Mr. Sargeant—$27,988; Mr. Naughton—$33,381; and Mr. Horey—$10,723.

        Employment Agreements.    We have entered into employment agreements with Messrs. Blair, Naughton, Sargeant and Horey. These agreements, including current renewal terms, expire on varying dates between November 2008 and June 2009, but provide for automatic one-year renewals (or two-year renewals in the case of Mr. Blair) thereafter, unless an advance notice of non-renewal is provided by either party to the other in advance of the expiration of the employment term. The change in control and severance provisions of these employment agreements are described in "Potential Payments Upon Termination or Change-in-Control" below. In addition, the employment agreements provide that the officers' base salaries will be reviewed annually and may be adjusted upward, but may not be decreased. Each employment agreement also provides that commencing at the close of each fiscal year, the Company shall review the performance of the executive and may provide the executive additional compensation in the form of a cash bonus and long-term equity incentives such as stock options and restricted stock grants.

        Under the employment agreements, the Company must provide to the executive comprehensive health insurance, including an annual physical, disability insurance, life insurance, and reasonable paid vacations. In addition, the Company agrees to indemnify the executive to the fullest extent permitted by law with respect to any actions commenced against the executive in his capacity as a current or former officer or director of the Company, including using reasonable best efforts to secure and maintain an officers' and directors' liability insurance policy.

        Each of the employment agreements contains a non-solicitation agreement pursuant to which the executives agree that following a termination of employment they will not solicit or attempt to solicit for employment any of the Company's employees. Specifically, the employment agreements prevent the executive, for a period of one year following termination, without the prior written consent of the Company, from soliciting or attempting to solicit for employment with or on behalf of any corporation, partnership, venture or other business entity, any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person's employment was terminated by the Company. In addition the employment agreements contain a provision under which, if the executive voluntarily terminates his employment, he may not compete with the Company for a period of one year. This non-compete provision also applies in the case of termination because of "Disability" or "Cause" under the terms of the agreements. Specifically, the employment agreements provide that for one year following termination by the Company for "Cause", "Disability" or termination by the executive (other than a "Constructive Termination Without Cause") (with such terms defined in the employment agreements) the executive shall not, without the prior written consent of the Company's Board of Directors, become associated with, or engage in any "Restricted Activities" with respect to any "Competing Enterprises", whether as an officer, employee, principal, partner, agent, consultant, independent contractor or shareholder. "Competing Enterprise" is defined in the employment agreements as "any person, corporation, partnership, venture or other entity which is engaged in the business of managing, owning, leasing or joint venturing multifamily real estate within 30 miles of multifamily rental real estate owned or under management by the Company or its affiliates." "Restricted Activities" is defined in the employment agreements as "executive, managerial, directorial, administrative, strategic, business development or supervisory responsibilities or activities relating to all aspects of multifamily rental real estate ownership, management, multifamily rental real estate franchising, and multifamily rental real estate joint-venturing."

Grants of Plan-Based Awards

        The table below sets out the grants made to the named executive officers in 2007 under our Stock Incentive Plan and otherwise. The terms of all options and shares of stock granted are described in the footnotes to the table. The amounts in columns I and II reflect the threshold, target and maximum cash and equity incentive awards established in 2007 for which actual awards were made in February 2008. The amounts in columns III and IV reflect the actual stock and option awards made under the Stock Incentive Plan in February 2007 with respect to performance in 2006.

		I			II			III	IV
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or units (#)(3)	All other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	(i)	(j)	(k)	(l)
Bryce Blair	2/8/2007 2/8/2007 2/8/2007 2/8/2007	392,922	785,844	1,571,688	1,518,409	2,277,500	3,036,591	11,757	73,568	147.75	N/A N/A 1,737,097 855,596

Thomas J. Sargeant	2/8/2007 2/8/2007 2/8/2007 2/8/2007	198,519	397,038	794,075	613,364	920,000	1,226,636	5,731	35,922	147.75	N/A N/A 846,755 417,773

Timothy J. Naughton	2/8/2007 2/8/2007 2/8/2007 2/8/2007	260,097	520,193	1,040,386	766,705	1,150,000	1,533,295	7,013	44,010	147.75	N/A N/A 1,036,171 511,836

Leo S. Horey	2/8/2007 2/8/2007 2/8/2007 2/8/2007	144,846	289,693	579,386	362,018	543,000	723,982	2,873	17,974	147.75	424,486 209,038

Edward M. Schulman	2/8/2007 2/8/2007 2/8/2007 2/8/2007	90,346	180,692	361,385	156,008	234,000	311,992	1,505	9,420	147.75	222,364 109,555

(1)
The amounts shown in columns (c), (d) and (e) reflect the threshold, target and maximum payment levels for 2007 under our cash bonus plan, which were established on February 8, 2007. The actual cash bonuses received by each of the named executive officers for performance in 2007 are set out in column (g) of the Summary Compensation Table. Note that in addition to the cash bonus for Mr. Naughton calculated in accordance with this plan, Mr. Naughton also received an additional $250,000.

(2)
The amounts shown in columns (f), (g) and (h) reflect the threshold, target and maximum dollar values for 2007 performance for annual equity grants under our equity incentive plan, which were adopted on February 8, 2007. As noted in the "Compensation Discussion and Analysis" section above, the actual number of shares of restricted stock granted to the named executive officers on February 11, 2008 based upon achievement under this plan were as follows: Mr. Blair—20,081, Mr. Sargeant—8,112, Mr. Naughton—10,140, Mr. Horey—4,585, and Mr. Schulman—2,014. Information about the vesting of such shares of restricted stock is provided in footnote (3) below. The actual number of shares underlying options granted to the named executive officers on February 11, 2008 based upon achievement under this plan was as follows: Mr. Blair—82,322, Mr. Sargeant—33,254, Mr. Naughton—41,568, Mr. Horey—18,796, and Mr. Schulman—8,258. Each of such options was granted at an exercise price of $89.06. Information about the vesting of such options is provided in footnote (4) below. In addition, as described in our Compensation Discussion and Anaylsis above, Mr. Naughton received a supplementary grant of 2,204 shares of restricted stock and 9,036 options in February 2008, in addition to the amounts he received pursuant to the plans described herein.

(3)
The number of shares of restricted stock shown in column (i) represent the actual number of shares of restricted stock granted to the named executive officers on February 8, 2007, with respect to performance in 2006, and do not represent compensation for performance in 2007. With respect to all shares of restricted stock described in this table, 20% of the shares vested on March 1 in the year of issuance and the remaining 80% of the shares vest in four equal annual installments on the anniversaries of that date, subject to accelerated vesting (in the case of termination of employment without cause, upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). In addition, in the case of Mssrs. Blair, Naughton, Sargeant and Horey, vesting of restricted stock and options will be accelerated under certain conditions, as described in their employment agreements with the Company and discussed in "Potential Payments Upon Termination or Change-in-Control" below. Dividends are payable on the shares, at the same rate as dividends paid on all outstanding shares of our common stock.

(4)
The number of shares underlying options shown in column (j) represents the actual number of options granted to the named executive officers on February 8, 2007, with respect to performance in 2006, and does not represent compensation for performance in 2007. All options described in this table become exercisable in three equal installments on the first, second and third anniversaries of the date of grant. In accordance with the Stock Incentive Plan and our standard form of stock option agreement at the time of the award, all options awarded in 2007 will be forfeited upon a termination for cause and all options will vest upon termination for retirement, as defined in the Stock Incentive Plan, in which case the remaining term of the option will be 12 months or, if earlier, the expiration of the original ten year term of the option. In addition, in the event of a termination for any of the following reasons, unvested options shall terminate and (subject to the expiration of the original ten-year term of the option) the individual will have the following time within which to exercise vested options: (i) six months following a termination of employment in the case of death; (ii) twelve months following a termination of employment due to disability; and (iii) three months following a termination for any other reason. The options provide for immediate vesting upon a change in control of the Company. On February 6, 2008, our standard form of option agreement was revised for options granted after that date to provide that in the event of termination without Cause, or termination by death, disability or retirement, unvested options will automatically vest, in which case the remaining term of the option will be 12 months or, if earlier, the expiration of the original ten year term of the option. The employment agreements for Messrs. Blair, Naughton, Sargeant and Horey provide that options granted to them (a) shall be subject to accelerated vesting under certain additional circumstances as described in "Potential Payments Upon Termination or Change-in-Control" below, and (b) shall, under certain circumstances, have exercise periods following a termination of employment that are twelve months longer than indicated above (e.g., an exercise period of two years, rather than twelve months, following a termination of employment without cause).

(5)
For the February 8, 2007 option grants, the value was calculated using the Black-Scholes model with the following material assumptions: dividend yield of 4.5%, volatility of 17.3%, risk-free interest rates of 4.7%, and an expected life of approximately 7 years. The actual realized value will depend upon the difference between the market value of the common stock on the date the option is exercised and the exercise price. For the February 8, 2007 grants of restricted stock, the value was calculated based on the closing price of the Common Stock on the date of grant of $147.75.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(12)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares Units or Other Rights That Have Not Vested ($)(2)
(a)	(b)		(c)		(d)		(e)	(f)	(g)	(h)	(i)	(j)
Mr. Blair	51,600 27,000 98,384 97,336 63,088 — —	(5) (6) (7) (8) (9)	— — — 48,669 126,176 73,568 —	(8) (9) (10)	— — — — — 82,322	(11)	45.79 36.02 50.60 69.95 99.15 147.75 89.06	2/13/2012 2/12/2013 2/12/2014 2/11/2015 2/9/2016 2/8/2017 2/11/2018	34,228	3,222,224	20,081	1,890,425

Mr. Sargeant	3,750 37,762 30,574 — —	(7) (8) (9)	— 21,146 61,148 35,922 —	(8) (9) (10)	— — — — 33,254	(11)	50.60 69.95 99.15 147.75 89.06	2/12/2014 2/11/2015 2/9/2016 2/8/2017 2/11/2018	16,198	1,524,880	8,112	763,664

Mr. Naughton	14,500 37,733 24,000 56,246 48,081 37,560 —	(4) (5) (6) (7) (8) (9)	— — — — 24,041 75,120 44,010	(8) (9) (10)	— — — — — — — 50,604	(11)	45.95 45.79 36.02 50.60 69.95 99.15 147.75 89.06	2/13/2011 2/13/2012 2/12/2013 2/12/2014 2/11/2015 2/9/2016 2/8/2017 2/11/2018	19,241	1,811,348	12,344	1,162,064

Mr. Horey	6,192 13,439 14,442 — —	(7) (8) (9)	— 13,439 28,886 17,974 —	(8) (9) (10)	— — — — 18,796	(11)	50.60 69.95 99.15 147.75 89.06	2/12/2014 2/11/2015 2/9/2016 2/8/2017 2/11/2018	9,024	849,519	4,585	431,632

Mr. Schulman	— — — —		7,468 18,205 9,420 —	(8) (9) (10)	— — — 8,258	(11)	69.95 99.15 147.75 89.06	2/11/2015 2/9/2016 2/8/2017 2/11/2018	5,070	477,290	2,014	189,598

(1)
Reflects the number of options granted on February 11, 2008 with respect to performance in 2007 under the Company's long-term incentive plan, which options will become exercisable in three annual installments beginning on February 11, 2009.

(2)
Based on the last reported sale price of our common stock on the NYSE on December 31, 2007 of $94.14 per share.

(3)
Reflects the number of shares of restricted stock granted on February 11, 2008 with respect to performance in 2007 under the Company's long-term incentive compensation plan. 20% of these shares vested on March 1, 2008, and the remaining 80% will vest over the next four years, with 20% vesting on March 1 of each year.

(4)
Reflects options granted on February 13, 2001, that became exercisable in three annual installments beginning on February 13, 2002.

(5)
Reflects options granted on February 13, 2002, that became exercisable in three annual installments beginning on February 13, 2003.

(6)
Reflects options granted on February 12, 2003, that became exercisable in three annual installments beginning on February 12, 2004.

(7)
Reflects options granted on February 12, 2004, that became exercisable in three annual installments beginning on February 12, 2005.

(8)
Reflects options granted on February 11, 2005, that became exercisable in three annual installments beginning on February 11, 2006.

(9)
Reflects options granted on February 9, 2006, that become exercisable in three annual installments beginning on February 9, 2007.

(10)
Reflects options granted on February 8, 2007 that become exercisable in three annual installments beginning on February 8, 2008.

(11)
Reflects options granted on February 11, 2008, that become exercisable in three annual installments beginning on February 11, 2009.

(12)
The unvested shares of restricted stock included in this column for the named executive officers vest in the following amounts and on the following dates:

Named Executive Officer	Number of Shares of Restricted Stock	Vesting Date

Bryce Blair	14,855 10,888 6,134 2,351	March 1, 2008 March 1, 2009 March 1, 2010 March 1, 2011

Thomas J. Sargeant	6,926 5,183 2,943 1,146	March 1, 2008 March 1, 2009 March 1, 2010 March 1, 2011

Timothy J. Naughton	8,360 5,910 3,569 1,402	March 1, 2008 March 1, 2009 March 1, 2010 March 1, 2011

Leo S. Horey	4,135 2,829 1,486 574	March 1, 2008 March 1, 2009 March 1, 2010 March 1, 2011

Edward M. Schulman	2,314 1,618 837 301	March 1, 2008 March 1, 2009 March 1, 2010 March 1, 2011

Option Exercises and Stock Vested Table

        The following table identifies the number of shares underlying options exercised during 2007 for each of the named executive officers, the value realized on such exercises, and the number of shares of restricted stock that vested during 2007 for each such officer and the value of such shares on the date of vesting.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Mr. Blair	63,448	6,256,290	16,276	2,182,123
Mr. Sargeant	21,976	2,013,228	7,818	1,048,159
Mr. Naughton	—	—	9,320	1,249,523
Mr. Horey	36,871	3,054,673	5,104	684,293
Mr. Schulman	22,536	1,533,904	2,673	358,369

(1)
Based on the last reported sale price of our common stock on the NYSE on the date of vesting. All shares vested on March 1, 2007, on which the last reported sale price of our common stock on the NYSE was $134.07.

Nonqualified Deferred Compensation

        Pursuant to our Deferred Compensation Plan, certain employees of the Company, including the named executive officers, may defer up to 10% of base annual salary and up to 25% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available Investment Funds. The table below shows the Investment Funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2007, as reported by the administrator of the Deferred Compensation Plan. Since the Investment Funds are all publicly available, we do not consider any of the earnings credited under the Deferred Compensation Plan to be "above market."

Name of Fund	2007 Rate of Return (%)
DWS Money Market Prime Series-DWS Cash Investment Trust—Class S	N/A
DWS Core Plus Income Fund—Class S	4.20
DWS LifeCompass Retirement Fund—Class S	4.68
DWS LifeCompass 2015 Fund—Class S	4.39
DWS LifeCompass 2020 Fund—Class S	4.68
DWS Growth & Income Fund—Class S	0.79
SSgA S&P 500 Index Fund	5.00
American FundsSM EuroPacific Growth Fund®—Class R3	18.58
DWS RREEF Real Estate Securities Fund—Class A	(15.89)
Franklin Mutual Beacon Fund—Class A	2.67
Loomis Sayles Small Cap Value Fund—Retail Class	3.21
DWS Dreman High Return Equity Fund—Class A	(1.14)
T. Rowe Price Mid-Cap Growth Fund—Advisor Class	17.38
American FundsSM The Growth Fund of America®—Class R3	10.59
T. Rowe Price Retirement Income Fund—Advisor Class	5.84
T. Rowe Price Retirement 2010 Fund—Advisor Class	6.42
T. Rowe Price Retirement 2020 Fund—Advisor Class	6.52
T. Rowe Price Retirement 2030 Fund—Advisor Class	6.58
T. Rowe Price Retirement 2040 Fund—Advisor Class	6.53
T. Rowe Price Retirement 2050 Fund—Advisor Class	6.62

        Benefits under our Deferred Compensation Plan will be paid out on the earliest of the employee's death, retirement, or the date six month's following termination of employment, or in the event of an "Unforeseeable Financial Emergency" as determined in its sole discretion and in accordance with tax law requirements by our Retirement Planning Committee, a committee of management designated by the Compensation Committee of the Board of Directors. Benefits can be received either as a lump sum payment or in annual installments, based upon elections made by the employee.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Blair	294,860	—	165,131	—	2,004,695
Mr. Sargeant	179,544	—	200,558	—	1,736,311
Mr. Naughton	191,871	—	101,820	—	1,442,007
Mr. Horey	37,558	—	16,521	—	574,392
Mr. Schulman	—	—	—	—	—

(1)
All amounts identified in this column are also included in the compensation to such named executive officer reported in the Summary Compensation Table.

Potential Payments Upon Termination or Change-in-Control

        The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been included as exhibits to the Company's filings with the SEC.

        As noted in the narrative disclosure to the "Summary Compensation Table" above, we have entered into employment agreements with Messrs. Blair, Naughton, Sargeant and Horey. These agreements, including current renewal terms, expire on varying dates between November 2008 and June 2009, but provide for automatic one-year renewals (or two-year renewals in the case of Mr. Blair) thereafter, unless an advance notice of non-renewal is provided by either party to the other in advance of the expiration of the employment term. If there is a "change in control" of the Company (as defined in the employment agreements), the employment agreements will be automatically extended for three years from the date of the change in control.

        The employment agreements generally provide for termination and severance benefits in the case of a termination without Cause, a non-renewal of the agreement by us, or a voluntary resignation by the executive that is due to a constructive termination by the Company without Cause (generally, (x) a change in control, (y) a material breach of the employment agreement or (z) a material change in the executive's employment circumstances caused by us). The employment agreements for Messrs. Blair and Sargeant provide that if the executive is terminated without Cause or voluntarily resigns after a constructive termination without Cause, or in the event of a termination due to disability, the executive will be entitled to the following severance benefits: (i) cash in an amount equal to three times (two times in the case of a termination due to disability) the average of the sum of the current year's and two preceding years' (A) base salary, plus (B) cash bonus earned, plus (C) the value of stock and equity-based compensation awards granted (the value of which is to be determined by the Compensation Committee) (such average is referred to as the executive's "Covered Average Compensation"); (ii) 36 months of medical and disability insurance benefits (24 months in the case of a termination due to disability); (iii) accelerated vesting of stock options and restricted stock awards; and (iv) continued payment of the whole-life portion of the premiums due on a life insurance policy in accordance with the terms of a split dollar agreement relating thereto (described below). The employment agreements with Messrs. Naughton and Horey provide for generally similar severance benefits, but the cash amounts and periods for which the Company will reimburse medical and disability benefits are in some cases less than provided by the employment agreements with Messrs. Blair and Sargeant. In the event that any severance payment paid to an officer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall make an additional severance payment to the executive (a "partial gross up payment") to compensate such officer for the excise tax incurred. The partial gross up payment would be an amount such that the net amount retained by the officer, before accrual or payment of any Federal or state income taxes on the partial gross up payment but after accrual or payment of the excise tax on the partial gross up payment, is equal to the total excise tax on the severance payment.

        In addition, if the Company elects not to renew the term of an employment agreement with Messrs. Blair or Sargeant, then upon the executive's termination of employment, the Company must provide the executive with the following severance benefits: (i) one times Covered Average Compensation, (ii) 24 months of medical and disability insurance benefits, (iii) accelerated vesting of stock options and restricted stock awards and (iv) continued payment of the whole-life portion of the premiums due on a life insurance policy in accordance with the terms of a split dollar agreement relating thereto (described below). In general, if the Company elects not to renew an employment agreement with Messrs. Naughton or Horey, then, upon the executive's termination of employment, the Company must provide the executive benefits that are comparable to those for Messrs. Blair and Sargeant, except that (i) accelerated vesting of equity awards and continued payment of life insurance premiums will only apply if the Company terminates the executive's employment during the two-year period following the non-renewal, and (ii) with respect to cash and medical and disability insurance benefits, Messrs. Naughton and Horey would only be entitled to: (a) one times the sum of the executive's base salary for the current year plus one times the average cash bonus earned in the current year and preceding two years and (b) 12 months of medical and disability insurance benefits.

        Other Severance Arrangements.    Our agreements with our directors and officers governing compensatory stock option and restricted stock awards provide for immediate vesting (and, in the case of stock options, immediate exercisability) if a "change of control" (as defined in these agreements) occurs. In addition, upon the retirement of an employee (as defined under the Stock Incentive Plan) (a) all of such employee's options shall automatically become fully exercisable and (absent a specific agreement providing otherwise) shall be exercisable for one year thereafter and (b) all of such employee's restricted shares of stock shall automatically vest. Retirement of an employee under the Plan generally means the termination of employment, other than for cause, when the sum of the following equals or exceeds 70 years: (i) the number of full months of employment and other business relationships with the Company and any predecessor company (must be at least 120 months) and (ii) the employee's age on the date of termination (must be at least 50 years old). To qualify for retirement, the employee must also give six months' prior written notice to us of his intention to retire and enter into a one year non-solicitation and non-competition agreement with us. Under this formula, Messrs. Blair, Naughton, Sargeant and Horey will become eligible for retirement in 2008, 2011, 2008 and 2012, respectively. We have adopted an Officer Severance Program for the benefit of those of our officers, including Mr. Schulman, who do not have employment agreements. Under this program, in the event an officer who is not otherwise covered by a severance arrangement is terminated (other than for cause) within two years of a change in control (as defined) of the Company or during the six months prior to a change in control, such officer will generally receive a cash lump sum payment equal to the sum of such officer's base salary and one times the average cash bonus paid during the prior two years, as well as accelerated vesting of stock options and restricted stock. Under this program, if Mr. Schulman were terminated without cause following a change in control on December 31, 2007, he would have received a cash severance payment of $513,416, and accelerated vesting of options and restricted stock valued at $70,078 and $18,231, respectively.

        Endorsement Split Dollar Agreements.    The Company owns whole-life insurance policies with respect to Mr. Meyer, a director, as well as for Messrs. Blair, Naughton, Sargeant and Horey. The face amount of each policy is $2,500,000 (for Messrs. Meyer and Blair), $1,500,000 (for Messrs. Sargeant, Naughton, and Horey). The Company has endorsed each of these Company-owned policies such that in the event of the death of an insured, the Company will be paid insurance proceeds equal to the cumulative premiums paid on the policy by the Company, with excess insurance proceeds being paid to the insured's estate or named beneficiary. The Company has agreed to (i) pay the premiums due on each policy through 2017 (provided that the insured pays a portion of the premium equal to the current term rate for the insured's age multiplied by the insured's current interest in the policy), (ii) after the last Company payment, withdraw cash from the policy equal to the cumulative premiums paid and (iii) thereafter assign the policy to the insured. In the case of the insureds other than Mr. Meyer, the Company will cease making premium payments, and will withdraw the cumulative premiums and assign the policy, earlier than 2017 in the event of the insured's termination for cause or voluntary resignation without a constructive termination.

        Severance Tables.    The tables below, together with the footnotes thereto and additional information below, reflect the payments and benefits that Messrs. Blair, Sargeant, Naughton, and Horey would receive in the event of termination of such officer's employment with the Company under the following scenarios: (i) termination for cause (both with and without a change in control of the Company), (ii) termination without cause (including a constructive termination without cause), (iii) death, (iv) disability, and (v) non-renewal of the officer's employment agreement. These scenarios or "triggers" were chosen for presentation in the tables below because they are specified in the employment agreements of these individuals. The Company believes that, as structured, these are appropriate triggers for the following reasons:

    "Termination for cause" is a specified trigger for the purpose of making clear that the executive will not be entitled to any special severance benefits upon a termination for cause.

    Because long-term equity incentives are a major component of the compensation of these individuals, the Company believes it is appropriate to agree that long term equity will be paid and will vest upon a termination due to death.

    The Company believes that offering severance benefits upon a termination due to disability is an appropriate benefit to help retain the services of these individuals. In addition, agreeing in advance to such compensation could lead to quicker and easier decision-making in the event that the performance of one of these individuals is impaired due to a disability. Disability is defined to mean that the executive has been determined to be disabled and to qualify for long-term disability benefits under the long-term disability insurance policy obtained by the Company.

    In the employment agreements, the executive agrees to a one-year non-compete agreement if the executive voluntarily resigns, and to a one-year non-solicitation for employment of our employees following termination. The non-compete agreement prohibits an employment or business relationship with a multifamily rental real estate company that has real estate owned or under management within 30 miles of real estate owned or under management by the Company. This commitment limits the executive's employment opportunities and helps assure the executive's continued service with the Company. In return for foregoing such opportunities, and to help retain the services of the executive, the Company agrees to provide severance in the event that the executive's employment ends following a non-renewal by the Company of the employment agreement or in the event that the executive's employment is terminated without cause or is constructively terminated without cause. A "constructive termination without cause" includes the executive's resignation within 12 months following a change in control. The Company believes this "single trigger" provision (i) will help contribute to more efficient decision-making and greater loyalty and productivity in the event that senior management is asked to consider and work toward a change in control transaction, and (ii) will help retain the continued service of the executive even during periods of speculation about REIT mergers and acquisitions activity.

        The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of each such officer's separation from the Company. No table is provided for Mr. Schulman because any severance payable to him has been fully described in the description of "Other Severance Arrangements" above.

Certain Potential Payments and Benefits Upon Termination

Bryce Blair, Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2007 Stock Option Award(1)	—		481,262		481,262		481,262		481,262		481,262
B	Benefit of Acceleration of Unvested Stock Options(2)	—		150,086		150,086		150,086		150,086		150,086
C	Severance (Cash)	—		14,717,264		—		9,811,509		4,905,755		14,717,264
D	Medical and Disability Insurance Benefits	—		45,756	(3)	—		30,504	(4)	30,504	(4)	45,756	(5)
E	Life Insurance	21,822	(6)	411,034	(7)		(8)	411,034	(7)	411,034	(7)	411,034	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		2,805,141

Thomas J. Sargeant, Chief Financial Officer

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2007 Stock Option Award(1)	—		194,405		194,405		194,405		194,405		194,405
B	Benefit of Acceleration of Unvested Stock Options(2)	—		72,295		72,295		72,295		72,295		72,295
C	Severance (Cash)	—		7,346,695		—		4,897,797		2,448,898		7,346,695
D	Medical and Disability Insurance Benefits	—		59,523	(3)	—		39,682	(4)	39,682	(4)	59,523	(5)
E	Life Insurance	13,296	(6)	195,783	(7)		(8)	195,783	(7)	195,783	(7)	195,783	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		—

Timothy J. Naughton, President

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2007 Stock Option Award(1)	—		295,836		295,836		295,836		295,836		295,836
B	Benefit of Acceleration of Unvested Stock Options(2)	—		88,303		88,303		88,303		88,303		88,303
C	Severance (Cash)	—		4,094,945		—		2,956,908		3,481,908		8,870,724
D	Medical and Disability Insurance Benefits	—		30,378	(3)	—		15,189	(4)	15,189	(4)	45,567	(5)
E	Life Insurance	11,905	(6)	233,508	(7)		(8)	233,508	(7)	233,508	(7)	233,508	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		1,795,316

Leo S. Horey, Executive Vice President—Property Operations

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2007 Stock Option Award(1)	—		109,883		109,883		109,883		109,883		109,883
B	Benefit of Acceleration of Unvested Stock Options(2)	—		35,473		35,473		35,473		35,473		35,473
C	Severance (Cash)	—		2,192,742		—		1,465,284		1,830,284		4,395,853
D	Medical and Disability Insurance Benefits	—		39,682	(3)	—		19,841	(4)	19,841	(4)	59,523	(5)
E	Life Insurance	5,487	(6)	75,010	(7)		(8)	75,010	(7)	75,010	(7)	75,010	(7)
F	Disability Benefits	—		—		—		—		—		—
G	280G Tax Gross-Up	—		—		—		—		—		—

Footnotes for all tables above:

(1)
Upon termination for the stated reason, the officer will receive an award of immediately exercisable stock options in respect of that year's performance, with the number of shares underlying the option determined as contemplated by the Company's annual long-term incentive compensation plan, pro rated to reflect the portion of the year worked (i.e., full year for a termination on December 31, 2007). The option will have a one-year exercise period, and the value above is based on the Black-Scholes value of the option that would have been awarded for a termination on December 31, 2007.

(2)
Unvested stock options held by the officer prior to termination vest upon termination for the stated reason. The value of the benefit of acceleration of vesting is indicated in the table and represents the value of the accelerated vesting of stock options determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code using the Company's common stock price on December 31, 2007 of $94.14 per share. The full in-the-money value of options for which vesting would accelerate upon a termination on December 31, 2007 of each named executive officer, based on a closing price of $94.14 on December 31, 2007, is: Mr. Blair—$1,177,304; Mr. Sargeant—$511,522; Mr. Naughton—$581,552; Mr. Horey—$325,090; and Mr. Schulman—$180,651.

(3)
Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 3 years for Messrs. Blair and Sargeant, and 2 years for Messrs. Naughton and Horey.

(4)
Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 2 years for Messrs. Blair and Sargeant, and 1 year for Messrs. Naughton and Horey, except that in the case of disability, no disability insurance premiums would continue to be paid, but disability insurance benefits would be received. See footnote (9).

(5)
Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 3 years.

(6)
Represents the cash surrender value of the policy less the aggregate premiums paid by the Company, which aggregate premiums will be recovered by the Company.

(7)
Represents the estimated present value of 10 years of future premiums paid by the Company on the whole-life portion of a split-dollar life insurance policy. (These premiums will be recovered by the Company in the future.)

(8)
Upon death, (i) the officer's estate will receive a death benefit under a life insurance policy owned by the Company in the amount of $2.5 million with respect to Mr. Blair, $1.5 million with respect to Messrs. Sargeant, Naughton, and Horey, and (ii) the Company will receive repayment of all premiums paid by the Company.

(9)
The Company maintains a disability insurance policy or policies for the officer. Upon a termination for disability, the estimated present value of the monthly benefits the officer would receive through age 65 based on existing policies would equal $1,901,759 for Mr. Blair, $1,087,046 for Mr. Sargeant, and $1,334,524 for Mr. Naughton.

        The following benefits apply generally to all similarly situated employees and are not included in the tables above:

  •
  Upon a termination of any employee's employment without cause or upon death, disability or retirement (as defined in the Stock Incentive Plan) of the employee, or upon a change in control of the Company, all unvested shares of restricted stock held by an employee will immediately vest. In the case of Messrs. Blair, Naughton, Sargeant and Horey and Mr. Schulman, if their shares of restricted stock had accelerated on December 31, 2007 for any of the foregoing reasons, the present value of such acceleration, determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code, would have been $541,057, $259,294, $308,465, $135,948, and $70,078, respectively. The full value of the shares of restricted stock for which vesting would accelerate upon a termination on December 31, 2007 of each of the named executive officers, based on a closing price of $94.14 on December 31, 2007 is: Mr. Blair—$3,222,224; Mr. Sargeant—$1,524,880; Mr. Naughton—$1,811,348; Mr. Horey—$849,519; and Mr. Schulman—$477,290.

  •
  Although the shares of restricted stock held by an employee vest under the circumstances described above, stock options granted prior to February 2008 held by an employee do not vest except in the case of a termination due to retirement. However, the employment agreements of Messrs. Blair, Naughton, Sargeant and Horey provide that their unvested stock options, including those granted prior to February 2008, will vest in the case of termination of employment in most cases other than for cause, with one year to exercise their stock options after termination, and the value of this acceleration of their options had it occurred on December 31, 2007, determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code, is reflected in Row B of the tables above. In the case of a termination due to retirement, the value of the acceleration of their options would be the same as indicated in the tables above. For Mr. Schulman, the value of an acceleration of his options determined in the same manner, had it occurred on December 31, 2007 due to a termination by retirement, would have been $18,231. The full in-the-money value of options for which vesting would accelerate upon a termination on December 31, 2007 of each named executive officer, based on a closing price of $94.14 on December 31, 2007, is: Mr. Blair—$1,177,304; Mr. Sargeant—$511,522; Mr. Naughton—$581,552; Mr. Horey—$325,090; and Mr. Schulman—$180,651.

  •
  Upon a termination of any employee's employment due to retirement, the employee will receive the following:

  •
  For six months, the Company will pay the associate's premium due for insurance benefits extended under COBRA.

  •
  The employee may choose a gift from an on-line catalogue of retirement gifts.

  •
  If any employee's employment terminates on or after the end of the calendar year for any reason other than for cause, the Company would compensate that individual with the cash bonus and restricted stock award that would have been paid to that employee in February or March of the following year. Accordingly, the value of the cash bonus and restricted stock award earned by the Named Executive Officers in respect of 2007 service is not included in the table above (but is described elsewhere in this Proxy Statement). Because employees generally would not retain any stock options in respect of 2007 service if terminated on December 31, 2007, but Messrs. Blair, Naughton, Sargeant and Horey would receive and retain options earned in respect of 2007 service with a one year exercise period, the Black-Scholes value of such options to Messrs. Blair, Naughton, Sargeant and Horey is presented in Row A of the tables above for those officers.

Director Compensation

        A director of the Company who is also an employee receives no additional compensation for his services as a director. Our total compensation for non-employee directors is assessed relative to the compensation provided by similarly sized real estate investment trusts, by our multi-family peer group, and by a group of cross-industry similarly sized companies. Our Compensation Committee generally reviews compensation for non-employee directors every other year, and such a review was conducted in 2007. As a result of this review, director compensation was increased as described below.

        During 2007 we amended our Stock Incentive Plan to provide that, beginning with the 2008 Annual Meeting of Stockholders, on the fifth business day following each annual meeting of stockholders, each of our non-employee directors automatically receives a grant of a number of shares of restricted stock (or a deferred stock award in lieu thereof) equal to $125,000 divided by the closing price of Common Stock as reported by the NYSE on the date of grant. Prior to the 2008 Annual Meeting of Stockholders, non-employee directors received a restricted stock or deferred stock grant equal to $100,000 divided by the closing price of the Common Stock as reported by the NYSE on the date of grant. Based on this prior formula, following the 2007 Annual Meeting, each non-employee director received a restricted stock or deferred stock grant of 847 shares of Common Stock. All of such shares of restricted stock (or deferred stock awards) granted to non-employee directors vest at the rate of 20% on the date of issuance and on each of the first four anniversaries of the date of issuance, subject to accelerated vesting upon departure from the Board except in the case of a voluntary departure by the director during his elected term that is not due to death or disability, or the director's removal for cause. If a director elected to receive a deferred stock award in lieu of restricted stock, then the director will receive shares of stock in respect of the vested portion of the deferred stock award within 30 days following termination of service as a director of the Company. In addition, through June 30, 2007, non-employee directors received a quarterly payment of $10,000. In September 2007, the Board of Directors increased this quarterly payment to $12,500 ($50,000 per year), beginning with the quarterly payment on September 30, 2007. A non-employee director may elect to receive all or a portion of such cash payment in the form of a deferred stock award equal to the cash payment amount divided by the last reported price on the NYSE on the date of grant.

        In consideration for serving as Lead Independent Director, Mr. Primis currently receives, in addition to the compensation described above, an annual fee of $30,000, payable in equal monthly installments of $2,500.

        The following table sets forth the actual compensation for service as a director of the Company received by each non-employee director in 2007.

Director Compensation Table

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)(2)
Bruce A. Choate	45,000		126,436	—	—	—	—	171,436
John J. Healy, Jr.	—		171,436	—	—	—	—	171,436
Gilbert M. Meyer	—		171,436	—	—	—	—	171,436
Lance R. Primis	75,000	(3)	126,436	—	—	—	—	201,436
Peter S. Rummell	25,000		5,537	—	—	—	—	30,537
H. Jay Sarles	45,000		90,695	—	—	—	—	135,695
Allan D. Schuster	45,000		126,436	—	—	—	—	171,436
Amy P. Williams	45,000		126,436	—	—	—	—	171,436

(1)
The amounts in column (c) reflect the aggregate grant date fair value of awards of restricted stock and units of deferred stock to the named directors recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), and thus include amounts from awards granted in and prior to 2007. Messrs. Healy and Meyer each elected to receive cash payments totaling $45,000 in the form of deferred units. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

(2)
As of December 31, 2007 the non-employee directors held the following numbers of unvested shares of restricted stock, deferred stock units, and dividend equivalent units issued on deferred stock units in lieu of dividends: Mr. Choate—27,460, Mr. Healy—22,371, Mr. Meyer—48,179, Mr. Primis—2,737, Mr. Rumell—452, Mr. Sarles—2,273, Mr. Schuster—16,815, and Ms. Williams—2,737. In addition, Mr. Choate held 14,000 options and Mr. Meyer held 142,400 options resulting from prior grants relating to director or (in the case of Mr. Meyer) employee compensation.

(3)
Includes $30,000 paid to Mr. Primis in 2007 for his service as Lead Independent Director during 2007.

V. OFFICERS, STOCK OWNERSHIP AND OTHER INFORMATION

Executive and Senior Officers

        The following biographical descriptions set forth information with respect to the executive and senior officers of the Company, based on information furnished to the Company by each officer. There is no family relationship between any director, nominee, or executive officer of the Company. Officers of the Company are elected annually at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal in the manner provided in the Company's Bylaws.

        The Company's Board of Directors has determined that Messrs. Blair, Naughton, Sargeant, Horey, Morris and Schulman, and Mmes. Rothkopf and Dunn are executive officers of the Company within the meaning of Rules 3b-7 and 16a-1(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Bryce Blair, 49, has been a director of the Company since May 2001. Mr. Blair has also served as the Company's Chairman of the Board since January 1, 2002, Chief Executive Officer since February 1, 2001 and President from September 2000 through February 23, 2005. Mr. Blair was the Chief Operating Officer of the Company from February 1999 to February 2001. Prior to February 1999, Mr. Blair had served as Senior Vice President—Development, Acquisitions and Construction since the Merger, the same position he held with Avalon Properties from its formation in August 1993 through June 1998. Mr. Blair was a partner with the Northeast Group of TCR from 1985 until 1993. Mr. Blair received his Masters degree in Business Administration from Harvard Business School. He graduated magna cum laude with an undergraduate degree in Civil Engineering from the University of New Hampshire. He is a member of the YPO, NAREIT, where he is on the Executive Committee and the Board of Governors, and the ULI, where he serves on the Multifamily Council and as a Trustee.

        Timothy J. Naughton, 46, has been a director of the Company since September 2005. Mr. Naughton has also served as the Company's President since February 23, 2005. Previously, Mr. Naughton served as Chief Operating Officer since February 2001. Mr. Naughton has direct oversight of development, construction and investments, and plays an instrumental leadership role in other aspects of the Company's business as well. Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer since January 2000, overseeing the Company's investment strategy for real estate and non-real estate related investments. Prior to becoming the Chief Investment Officer, Mr. Naughton served as the Company's Regional Vice President—Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. Mr. Naughton has been with the Company or its predecessors since 1989. Mr. Naughton is a member of the Multifamily Council of ULI and a member of NMHC, where he serves on the Executive Committee. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

        Thomas J. Sargeant, 49, has been Chief Financial Officer since the Merger. Mr. Sargeant has also held the additional title of Executive Vice President. Mr. Sargeant is responsible for all of the financial operations of the Company, including capital markets/finance, financial reporting and financial services. Mr. Sargeant also oversees matters relating to information technologies. From March 1995 through June 1998, Mr. Sargeant served as the Chief Financial Officer and Secretary of Avalon Properties, and he was Treasurer of Avalon Properties from its formation in August 1993 through June 1998. Mr. Sargeant, a certified public accountant, is a magna cum laude graduate of the University of South Carolina, where he was elected to Phi Beta Kappa and the Honors College.

        Leo S. Horey, 45, Executive Vice President—Operations, is responsible for the management of all apartment communities for the Company. He has been Executive Vice President—Operations since January 2004 and was Senior Vice President—Property Operations from February 2001 through December 2003. Prior to assuming that office, Mr. Horey had served since the Merger as Regional Vice President—Property Operations, primarily with oversight of the Company's West Coast operations. Prior to the Merger, Mr. Horey had served since 1994 as Vice President—Property Operations for Avalon Properties with responsibility for numerous properties in Virginia, Maryland and the District of Columbia. Previously, Mr. Horey had worked for TCR since 1990, concentrating in acquisitions, dispositions and property management. Mr. Horey received his Masters of Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, where he was a Richard H. Jenrette Fellow. He also holds a Bachelor of Science degree in Computer Science and Economics from Duke University.

        Edward M. Schulman, 45, is the Company's Senior Vice President-General Counsel and Secretary. Mr. Schulman joined the Company in February 1999 and has served as General Counsel since that time. Prior to joining the Company, he was a corporate and securities law partner at Goodwin Procter LLP. Mr. Schulman is a magna cum laude graduate of Harvard Law School and received his undergraduate degree in economics from Princeton University, where he graduated with high honors.

        Lili F. Dunn, 39, is the Company's Senior Vice President—Investments and since the Merger has had responsibility for the Company's national acquisition, disposition and redevelopment activity as well as portfolio management initiatives. In addition, she led the Company's market research efforts for the last 13 years. Ms. Dunn is also the Managing Director of AvalonBay Value Added Fund, L.P., a discretionary institutional investment management fund formed by the Company in 2005 (the "Fund"). Prior to the Merger, Ms. Dunn had similar responsibilities for Avalon Properties. Previously, Ms. Dunn was the Director of Business Development for TCR. Ms. Dunn graduated with highest honors from the University of Michigan, where she earned a Bachelor of Business Administration. Ms. Dunn is also an Executive Member of the NMHC and Chairman of the NMHC Finance Committee.

        J. Richard Morris, 48, is the Company's Senior Vice President-Head of Construction and since February 23, 2005, has been the head of the Company's construction group. Prior to that, he had oversight responsibility for construction of garden style apartment communities throughout the Company since 2003 and throughout the Mid-Atlantic, Midwest and Northeast Regions since 2000. Mr. Morris joined Avalon Properties in 1996 and prior to joining the Company worked for regional residential developers in the Mid-Atlantic area constructing numerous large residential communities. Mr. Morris graduated cum laude from West Virginia State University with a B.S. in Building Construction. He also completed graduate courses in Engineering Management at the West Virginia College of Graduate Studies. Mr. Morris is a member of the National Association of Home Builders, where he has served on subcommittees for Codes and Standards.

        Charlene Rothkopf, 56, has been Executive Vice President—Human Resources since January 2004 and joined the Company in March 2000 as Senior Vice President—Human Resources. Ms. Rothkopf is responsible for all human resource activities within the Company, including compensation, benefits, payroll, employment, associate relations, associate communications, and training and development. Immediately prior to joining the Company, Ms. Rothkopf was founder and President of Human Capital Group, a management consulting firm specializing in strategic planning and human resource development. From 1996 to 1999, Ms. Rothkopf was Vice President of Operations Human Resources for Host Marriott Services Corporation, and from 1993 to 1996 she was Vice President of Human Resources Planning and Development for Host Marriott Corporation. From 1983 to 1993, Ms. Rothkopf was employed by Marriott Corporation, most recently as Director of Benefit Operations. Ms. Rothkopf holds an undergraduate degree and a masters degree in administration and supervision from the University of Maryland, and she performed doctoral work at George Washington University in Human Resources Development and Management Science.

        David Bellman, 50, is the Company's Senior Vice President-Construction, with responsibility for Mid/High rise construction throughout all of the Company's markets. Mr. Bellman joined AvalonBay in 1998 and prior to that spent 16 years with Boston Properties. Mr. Bellman studied Engineering Administration at George Washington University and is a member of the New York City Builders Congress.

        Sean J. Breslin, 41, is the Company's Senior Vice President-Redevelopment and Asset Management, with responsibility for the Company's redevelopment and asset management activity, which includes acquisitions, dispositions, redevelopments and portfolio/asset management. Prior to joining the Company in 2002, Mr. Breslin was the Chief Operating Officer of CWS Capital Partners, where he was responsible for that company's operations and investment activity. He received his Bachelors Degree from California State University, Long Beach and his MBA from the University of Texas.

        Deborah A. Coombs, 52, is the Company's Senior Vice President-Property Operations, with responsibility for property operations in the Northern California and Pacific Northwest Regions. Prior to joining the Company in 2003, Ms. Coombs was Area Vice President for the Southern California region of Equity Residential Property Management. From 1989 to 1994, Ms. Coombs was the Regional Director of Operations for Lexford Properties. She received her BA Degree in Education with Distinction from Purdue University.

        Jonathan B. Cox, 50, is the Company's Senior Vice President-Development, with responsibility for all new development activity in the Mid-Atlantic and Midwest regions. Mr. Cox joined the Company in 2003 and has over 19 years of multifamily residential development experience, most recently as a Vice President with The Holladay Corporation. Mr. Cox graduated from Case Western Reserve University and has an M.B.A. from the Wharton School.

        Frederick S. Harris, 56, is the Company's Senior Vice President-Development. He directs the Company's development activities in New York City, Southern Westchester and Long Island. Prior to joining the Company in 1998, Mr. Harris was with The Trotwood Corporation. He received his A.B. from Williams College, his M.S. in Transportation, Planning and Engineering from Polytechnic Institute of New York, and his J.D. from NYU School of Law.

        Tom A. Javits, 56, is a Senior Vice President—Development for the Company, with responsibility for various development projects within New York City. Mr. Javits joined the Company in 2007 and has over 23 years of high-rise residential and commercial development experience including senior officer positions at Zeckendorf Realty, Boston Properties and Vornado Realty Trust. Immediately prior to joining the Company, Mr. Javits was responsible for development activity in New York City for Vornado Realty Trust. Mr. Javits received a B.S. in Environmental Management from the University of California at Berkeley and an MBA from the Harvard Business School.

        Joanne M. Lockridge, 49, is the Company's Senior Vice President-Finance and is responsible for financial forecasting and budgeting, secured and unsecured financing activity, joint venture structuring and capital market execution and strategy. Ms. Lockridge has been with the Company since the Merger, and prior to that with Avalon Properties since its formation in 1993. She earned her Masters in Finance degree from Fairfield University and her undergraduate degree, magna cum laude, from St. Anselm College.

        William M. McLaughlin, 43, is the Company's Senior Vice President-Development, with responsibility for all of the Company's development activity in Connecticut, Massachusetts and New Jersey, as well as wood-frame development activity in Westchester, NY. He has been with the Company or its predecessors since 1994. Before joining the Company, Mr. McLaughlin was with Lincoln Property Company, where he was responsible for multifamily development and acquisitions in eastern New England. Mr. McLaughlin received his Bachelors Degree in Economics from Harvard College in 1986.

        Kevin P. O'Shea, 42, is the Company's Senior Vice President-Investment Management, with responsibility for the formation, structuring and capital raising of the Fund, as well as the debt financing, capital planning, investor relations, risk management and financial reporting activities of the Fund. Mr. O'Shea joined the Company in July 2003. Prior to joining the Company, Mr. O'Shea was an Executive Director in the Investment Research division of UBS AG, where he was an analyst providing equity research coverage of REITs. Previously, Mr. O'Shea was a real estate investment banker with UBS, PaineWebber Incorporated and CIBC World Markets, and in that capacity executed public debt and equity offerings, raising capital for real estate companies, and advised in M&A assignments involving real estate companies. Mr. O'Shea received his Masters Degree in Business Administration from Harvard Business School, his Juris Doctorate from Southern Methodist University and his undergraduate degree from Boston College.

        Bernard J. Ward, 43, is the Company's Senior Vice President-Property Operations and has oversight responsibility for all East Coast property operations. He joined the Company in 1997 and prior to that was with New Plan Realty Trust. Mr. Ward received a liberal arts degree from the University of California at San Diego.

        Stephen W. Wilson, 51, is the Company's Senior Vice President-Development, with responsibility for all development and redevelopment activity on the West Coast including Northern and Southern California and the Pacific Northwest. Prior to joining the Company in 1998, Mr. Wilson was a Senior Vice President and Chief Operating Officer for SU Development, Inc. of Bellevue, Washington and Senior Vice President of Continental Pacific, Inc. of Bellevue, Washington. Mr. Wilson received his B.A. in Business Administration (Accounting) from Washington State University. He is a member of ULI and The American Institute of Certified Public Accountants.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of Common Stock as to (i) each person or entity who is known by the Company to have beneficially owned more than five percent of the Common Stock as of December 31, 2007; (ii) each of the Company's directors and Nominees as of February 1, 2008; (iii) each of the Named Executive Officers as of February 1, 2008; and (iv) all directors and executive officers as a group as of February 1, 2008, based on representations of officers and directors of the Company and filings through February 2008 received by the Company on Schedule 13G under the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership known by the Company. All percentages have been calculated as of February 1, 2008 and are based upon 76,845,045 shares of Common Stock outstanding at the close of business on such date (unless otherwise indicated).

Name and Business Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of Class (%)
Bryce Blair	670,000	(3)	*
Bruce A. Choate	53,461	(4)	*
John J. Healy, Jr.	22,371	(5)	*
Leo S. Horey	119,420	(6)	*
Gilbert M. Meyer	1,299,825	(7)	1.69
Timothy J. Naughton	380,432	(8)	*
Lance R. Primis	4,604		*
Peter S. Rummell	564		*
Thomas J. Sargeant	257,727(9)	(10)	*
H. Jay Sarles	6,253		*
Edward M. Schulman	28,519	(11)
Allan D. Schuster	26,982	(12)	*
Amy P. Williams	6,888		*
All current directors and executive officers as a group (16 persons)	3,059,756	(13)	3.90
Deutsche Bank AG Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany	5,571,779	(14)	7.25
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern PA 19355	5,863,178	(15)	7.63
Morgan Stanley 1585 Broadway, New York, NY 10036	4,881,443	(16)	6.35
Barclays Global Investors, NA 45 Fremont Street, San Francisco, CA 94105	4,592,637	(19)(17)	5.98

*
Less than one percent

(1)
The address for all directors and executive officers is AvalonBay Communities, Inc., 2900 Eisenhower Ave., Suite 300, Alexandria, Virginia 22314.

(2)
Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

(3)
Includes (i) 473,687 shares issuable upon the exercise of stock options that vest on or before April 1, 2008 and (ii) 300 shares held indirectly for children.

(4)
Includes (i) 14,000 shares issuable upon the exercise of stock options that vest on or before April 1, 2008, (ii) 10,500 shares held jointly with spouse which are serve as collateral for a short term loan, and (iii) 27,461 shares issuable in the future under deferred stock awards granted to Mr. Choate in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(5)
Includes 22,371 shares issuable in the future under deferred stock awards granted to Mr. Healy in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(6)
Includes (i) 67,946 shares issuable upon the exercise of stock options that vest on or before April 1, 2008, and (ii) 41,422 shares owned jointly with spouse.

(7)
Includes (i) 142,400 shares issuable upon the exercise of stock options that vest on or before April 1, 2008, (ii) 1,106,565 shares owned jointly with spouse which are subject to a line of credit with no amount outstanding, (iii) 48,180 shares issuable in the future under deferred stock awards granted to Mr. Meyer in lieu of restricted stock awards pursuant to elections made under the Stock Incentive Plan, and (iv) 2,680 shares owned by the Gilbert M. and Carol M. Meyer Foundation for which Mr. Meyer disclaims beneficial ownership.

(8)
Includes 294,390 shares issuable upon the exercise of stock options that vest on or before April 1, 2008.

(9)
Includes (i) 135,779 shares issuable upon the exercise of stock options that vest on or before April 1, 2008, (ii) 56,008 shares owned jointly with Mr. Sargeant's spouse, (iii) 1,352 shares held by his spouse, and (iv) 101,008 shares held in margin accounts or otherwise pledged as collateral.

(10)
Mr. Sargeant also holds 700 shares of the Company's Series H Cumulative Redeemable Preferred Stock (representing less than 1% of such class).

(11)
Includes (i) 19,709 shares issuable upon the exercise of stock options that vest on or before April 1, 2008, and (ii) 378 shares held jointly with spouse.

(12)
Includes 16,352 shares issuable in the future under deferred stock awards granted to Mr. Schuster in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(13)
Includes (i) 1,258,256 shares issuable upon the exercise of stock options that vest on or before April 1, 2008, (ii) 114,364 shares issuable in the future under deferred stock awards, (iii) 2,680 shares owned by the Gilbert M. and Carol M. Meyer Foundation, for which beneficial ownership is disclaimed, and (iv) 1,218,073 shares held in margin accounts or otherwise subject to being pledged.

(14)
The information reported includes 5,571,779 shares beneficially owned by Deutsche Bank AG, 282,950 shares beneficially owned by Deutsche Investment Management Americas ("Deutsche Investment Management"), 2,013 shares beneficially owned by Deutsche Bank Trust Corp. Americas ("Deutsche Bank Trust"), 5,284,756 shares beneficially owned by RREEF America, LLC ("RREEF"), 800 shares beneficially owned by Deutsche Bank Trust Company, NA ("Deutsche Bank, NA), 1,200 shares beneficially owned by Deutsch Asset Management Investmentgsellshaft ("DAMI"), and 60 shares beneficially owned by Deutsche Asset Management Japan Limited (Deutsche Japan). The information reported is based upon a Schedule 13G filed with the SEC on February 4, 2008 reporting beneficial ownership as of December 31, 2007. The Schedule 13G indicates that Deutsche Investment Management, RREEF, Deutsche Japan, and DAMI are each investment advisors registered under the Investment Advisers Act of 1940, Deutsche Bank Trust and Deutsche Bank, NA are banks and Deutsche Bank AG is a parent holding company. The Schedule 13G also indicates that (i) Deutsche Bank AG has sole voting power with respect to 3,062,189 shares, sole dispositive power with respect to 5,570,666 shares, shared voting power with respect to 13 shares and shared dispositive power with respect to 1,100 shares, (ii) RREEF has sole voting power with respect to 2,786,079 shares, sole dispositive power with respect to 5,284,756 shares, and no shared voting power or shared dispositive power, (iii) Deutsche Japan has sole voting power with respect to 60 shares, sole dispositive power with respect to 60 shares and no shared voting or shared dispositive power, (iv) Deutsche Bank Trust has sole voting and dispositive power with respect to 1,700 shares, shared voting power with respect to 13 shares, and shared dispositive power with respect to 300 shares, (v) DAMI has sole dispositive power with respect to 1,200 shares and no sole or shared voting or shared dispositive power, (vi) Deutsche Investment Management has sole voting power with respect to 274,350 shares and sole dispositive power with respect to 282,950 shares, and (vii) Deutsche Bank, NA has shared dispositive power with respect to 800 shares.

(15)
Information reported is based upon a Schedule 13G filed with the SEC on February 12, 2008 reporting beneficial ownership as of December 31, 2007. The Schedule 13G indicates that the reporting entity is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The Schedule 13G also indicates that the reporting entity has sole voting power with respect to 85,784 shares, sole dispositive power with respect to 5,863,178 shares, and no shared voting or dispositive power.

(16)
The information reported includes 3,856,347 shares beneficially owned by Morgan Stanley Investment Management Inc. ("Morgan Stanley Investment"), a wholly owned subsidiary of Morgan Stanley. Information reported is based upon a Schedule 13G filed with the SEC on February 14, 2008 reporting beneficial ownership as of December 31, 2007. The Schedule 13G indicates that Morgan Stanley Investment is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and Morgan Stanley is a parent holding company. The Schedule 13G also indicates that (i) Morgan Stanley has sole voting power with respect to 3,171,288 shares, sole dispositive power with respect to 4,881,443 shares, and shared voting power with respect to 359 shares and (ii) Morgan Stanley Investment has sole voting power with respect to 2,403,665 shares, sole dispositive power with respect to 3,856,347 shares, and shared voting power with respect to 359 shares.

(17)
The information reported includes 2,246,590 shares beneficially owned by Barclays Global Investors, NA, 2,005,706 shares beneficially owned by Barclays Global Fund Advisors, 203,002 shares beneficially owned by Barclays Global Investors, LTD, 109,037 shares beneficially owned by Barclays Global Investors Japan Limited, and 28,302 shares beneficially owned by Barclays Global Investors Canada Limited. Information reported is based upon a Schedule 13G filed with the SEC on February 5, 2008. The Schedule 13G indicates that Barclays Global Investors, NA and Barclays Global Investors Limited are banks and that Barclays Global Fund Advisors, Barclays Global Investors Japan Limited and Barclays Global Investors Canada Limited are all investment advisors registered under Section 203 of the Investment Advisors Act of 1940. No shares reported above have shared voting or dispositive power and the reporting entity has sole dispositive power for all shares. Barclay Global Investors, NA has sole voting power with respect to 1,675,452 shares, Barclays Global Investors, LTD has sole voting power with respect to 183,534 shares, and the other entities identified in the Schedule 13G have sole voting power with respect to all reported shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires persons who are officers of the Company as defined by Section 16, directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders") to file reports of ownership and changes in ownership with the SEC and one national securities exchange on which such securities are registered. In accordance with Rule 16a-3(c) under the Exchange Act, the Company has designated the NYSE as the national securities exchange with which reports pursuant to Section 16(a) of the Exchange Act need to be filed. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2007, all filing requirements applicable to the Insiders were timely satisfied, with the exception of the following: one Form 4 for Gilbert M. Meyer and one Form 4 for John J. Healy, Jr. each reflecting the grant of 77 deferred units in lieu of quarterly board fees were filed on April 5, 2007, two days after the due date of April 3, 2007.

VI. OTHER MATTERS

Solicitation of Proxies

        The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals for Annual Meetings

        Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2009 annual meeting of stockholders must be received by the Company by December 5, 2008. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

        In accordance with our Bylaws as currently in effect, for a stockholder to nominate a director or for a proposal of a stockholder to be presented at the Company's 2009 annual meeting of stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company, together with all supporting documentation required by the Company's Bylaws, (A) not prior to December 5, 2008 nor later than January 4, 2009 or (B) in the event that the notice for the 2008 annual meeting of stockholders is sent out more than 30 days prior to or after April 4, 2009, (i) not earlier than the close of business on the 120th day prior to the date on which notice of the date of such meeting is mailed to stockholders, and (ii) not later than the close of business on the later of (x) the 90th day prior to the date of mailing of the notice for such annual meeting or (y) the 10th day following the day on which public announcement of the date of mailing of the notice for such annual meeting is first made. You may contact the Company's Secretary at the address mentioned below for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Any such proposals should be mailed to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Secretary.

AVALONBAY COMMUNITIES, INC.

2900 EISENHOWER AVENUE

SUITE 300

ALEXANDRIA, VA 22314

Please take a moment now to authorize a proxy to vote these shares of AvalonBay Communities, Inc. common stock at the 2008 Annual Meeting of Stockholders.

YOU CAN AUTHORIZE A PROXY TO VOTE

THESE SHARES TODAY IN ONE OF THREE WAYS:

BY INTERNET - www.proxyvote.com

Use the Internet to authorize your proxy and transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AvalonBay Communities, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BY PHONE - 1-800-690-6903

Use any touch-tone telephone to authorize your proxy and transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AvalonBay Communities, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVALN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVALONBAY COMMUINITIES, INC.			For	Withhold	For All
			All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1
1.	To elect the following eight individuals to serve until the 2009 Annual Meeting of Stockholders and until their respective successors are elected and qualify:		☐	☐	☐
	(01)	Bryce Blair
	(02)	Bruce A. Choate
	(03)	John J. Healy, Jr.
	(04)	Gilbert M. Meyer
	(05)	Timothy J. Naughton
	(06)	Lance R. Primis
	(07)	Peter S. Rummell
	(08)	H. Jay Sarles

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2008.		☐	☐	☐

3.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)		Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

AVALONBAY COMMUNITIES, INC.

ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 2008, 9:00 A.M. LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), hereby appoints Bryce Blair, Timothy J. Naughton, and Thomas J. Sargeant, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at The Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190 on May 21, 2008, 9:00 a.m. local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON.

SEE REVERSE	PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL	SEE REVERSE
SIDE	THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE	SIDE

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Proxy Statement Table of Contents
AvalonBay Communities, Inc.
2900 Eisenhower Avenue, Suite 300 Alexandria, Virginia 22314
FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
I. SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT
II. PROPOSALS PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS
OTHER MATTERS
III. CORPORATE GOVERNANCE AND RELATED MATTERS
IV. EXECUTIVE COMPENSATION
2008 Compensation
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested Table
Nonqualified Deferred Compensation
Potential Payments Upon Termination or Change-in-Control
Certain Potential Payments and Benefits Upon Termination
Bryce Blair, Chairman and Chief Executive Officer
Thomas J. Sargeant, Chief Financial Officer
Timothy J. Naughton, President
Leo S. Horey, Executive Vice President—Property Operations
Director Compensation Table
V. OFFICERS, STOCK OWNERSHIP AND OTHER INFORMATION
VI. OTHER MATTERS